                                  EXHIBIT 2.1

                                  ***********

                           ASSET PURCHASE AGREEMENT

                         Dated as of December 18, 2000

                                by and between

                           GAMESPY INDUSTRIES, INC.

                                      and

                                    HEARME

                               TABLE OF CONTENTS

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                                                                            Page
                                                                            ----
Article I. - Definitions...................................................  1
         1.1   Defined Terms...............................................  1
         1.2   Other Defined Terms.........................................  5
Article II. - Purchase and Sale of Assets..................................  6
         2.1   Transfer of Assets..........................................  6
         2.2   Purchase Price..............................................  6
         2.3    Assumed Liabilities........................................  6
         2.4   Taxes and Other Costs.......................................  7
         2.5   Adjustment to Stock Consideration...........................  7
Article III. - Closing.....................................................  7
         3.1   Closing.....................................................  7
         3.2   Deliveries at Closing.......................................  7
         3.3   Consents to Assignment......................................  8
Article IV. - Representations and Warranties of Seller.....................  9
         4.1   Organization................................................  9
         4.2   Authorization...............................................  9
         4.3   Brokers.....................................................  9
         4.4   Assumed Contracts...........................................  9
         4.5   Litigation, Proceedings and Applicable Law..................  9
         4.6   No Conflict or Violation.................................... 10
         4.7   Consents and Approvals...................................... 10
         4.8   Intellectual Property....................................... 10
         4.9   Financial Statements........................................ 11
         4.10  Absence of Certain Changes.................................. 11
         4.11  Assets...................................................... 12
         4.12  Major Contracts............................................. 13
         4.13  Licenses and Permits........................................ 14
         4.14  Employees................................................... 14
         4.15   Employee Benefit and Compensation Plans.................... 15
         4.16  Taxes....................................................... 15
         4.17  Compliance with Law......................................... 15
         4.18  Purchase Entirely for Own Account........................... 15
         4.19  Disclosure of Information................................... 15
         4.20  Restricted Securities....................................... 16
         4.21  No Public Market............................................ 16
         4.22  Legends..................................................... 16
         4.23  Accredited Investor......................................... 16
         4.24  Privacy..................................................... 16
Article V. - Representations and Warranties of Buyer....................... 17
         5.1   Organization of Buyer....................................... 17

                              TABLE OF CONTENTS
                                  (continued)

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                                                                           ----
         5.2   Authorization............................................... 17
         5.3   Brokers..................................................... 17
         5.4   No Conflict or Violation.................................... 17
         5.5   Consents and Approvals...................................... 17
         5.6   Litigation, Proceedings and Applicable Law.................. 18
         5.7   Capitalization.............................................. 18
         5.8   Subsidiaries................................................ 19
         5.9   Valid Issuance of Stock Consideration....................... 19
         5.10  Intellectual Property....................................... 19
         5.11  Compliance with Other Instruments........................... 19
         5.12  Agreements; Action.......................................... 19
         5.13  No Conflict of Interest..................................... 20
         5.14  Rights of Registration...................................... 20
         5.15  Title to Property and Assets................................ 20
         5.16  Financial Statements........................................ 20
         5.17  Changes..................................................... 21
         5.18  Tax Returns and Payments.................................... 21
         5.19  Insurance................................................... 22
         5.20  Labor Agreements and Actions................................ 22
         5.21  Confidential Information and Invention Assignment Agreements 22
         5.22  Permits..................................................... 22
         5.23  Corporate Documents......................................... 22
Article VI. - Certain Covenants............................................ 22
         6.1   Covenants of Both Parties................................... 22
         6.2   Seller's Covenants.......................................... 23
         6.3   Buyer's Covenants........................................... 24
         6.4   Employment Matters.......................................... 25
         6.5   Non-Competition............................................. 25
         6.6   Nondisclosure of Proprietary Data........................... 26
Article VII. - Conditions to Seller's Obligations.......................... 26
         7.1   Representations, Warranties and Covenants................... 27
         7.2   Consents.................................................... 27
         7.3   No Governmental Proceedings or Litigation................... 27
         7.4   Certificates................................................ 27
         7.5   Corporate Documents......................................... 27
         7.6   Opinion of Counsel.......................................... 27
         7.7   Ancillary Agreement......................................... 27
         7.8   Opinion of Delaware Counsel................................. 27
         7.9   Rights Agreement Amendment.................................. 27
         7.10  * Agreement................................................. 27

---------------
*   Material has been omitted pursuant to a request for confidential treatment



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                                                                           ----
Article VIII. - Conditions to Buyer's Obligations.......................... 28
         8.1   Representations, Warranties and Covenants................... 28
         8.2   Consents.................................................... 28
         8.3   No Governmental Proceedings or Litigation................... 28
         8.4   Certificates................................................ 28
         8.5   Corporate Documents......................................... 28
         8.6   No Material Adverse Change.................................. 28
         8.7   Opinion of Counsel.......................................... 28
         8.8   Ancillary Agreements........................................ 28
         8.9   Rights Agreement Amendment.................................. 29
Article IX. - Actions by Parties After the Closing......................... 29
         9.1   Books and Records........................................... 29
         9.2   Resale Certificates......................................... 29
         9.3   Indemnification............................................. 29
Article X. - Miscellaneous................................................. 34
         10.1  Termination................................................. 34
         10.2  Assignment.................................................. 35
         10.3  Notices..................................................... 35
         10.4  Choice of Law............................................... 36
         10.5  Entire Agreement; Amendments and Waivers.................... 36
         10.6  Multiple Counterparts....................................... 36
         10.7  Expenses.................................................... 36
         10.8  Invalidity.................................................. 36
         10.9  Titles...................................................... 36
         10.10 Publicity................................................... 36
         10.11 Confidential Information.................................... 37
         10.12 Insurance................................................... 37
         10.13 Sale of Assets Only......................................... 37

                                LIST OF EXHIBITS

EXHIBIT A           ESCROW AGREEMENT

EXHIBIT B           HEARME NON-EXCLUSIVE PATENT LICENSE AGREEMENT

EXHIBIT C           RIGHTS AGREEMENT AMENDMENT

EXHIBIT D           ROGER WILCO SOURCE CODE LICENSE AGREEMENT

EXHIBIT E           TECHNOLOGY AND SOURCE CODE LICENSE AGREEMENT

EXHIBIT F           FORM OF PROMISSORY NOTE

EXHIBIT G           BILL OF SALE

EXHIBIT H           OPINION OF COUNSEL TO BUYER

EXHIBIT I           OPINION OF COUNSEL TO SELLER

                           ASSET PURCHASE AGREEMENT

         This Asset Purchase Agreement (this "Agreement") is made and entered
                                              ---------
into as of December 18, 2000, by and between HearMe, a Delaware corporation ("Seller"), and GameSpy Industries, Inc., a California corporation ("Buyer").
  ------                                                             -----
                                   RECITALS
                                   --------

         A. Seller has a business segment entitled "Live Communities" that is engaged in the Business (as defined below) of providing online game and live voice chat communities.

         B. Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, certain assets related to the Business, and Buyer further desires to assume certain liabilities related to the Business, upon the terms and subject to the conditions set forth herein.

                                   AGREEMENT
                                   ---------

         In consideration of the above recitals and the representations, warranties and covenants contained herein, the adequacy of which is hereby acknowledged, Seller and Buyer mutually agree as follows:

                                  Article I.

                                  Definitions

          1.1  Defined Terms. As used herein, the terms below shall have the
               -------------
following meanings:

               "Action" shall mean any action, claim, suit, arbitration,
                ------
inquiry, subpoena, discovery request, proceeding or investigation by or before any court or grand jury, any governmental or other regulatory or administrative agency or commission or any arbitration tribunal related to, arising out of, or resulting from (i) the operation of the Business, (ii) the Assets, (iii) the Assumed Contracts or (iv) the Assumed Liabilities.

               "Affiliate" shall mean, with respect to any Person, any other
                ---------
Person directly or indirectly controlling, controlled by or under common control with such Person and any member, general partner, director, officer or employee of such Person. For purposes of this definition of Affiliate, "control" shall mean the power of one or more Persons to direct the affairs of the Person controlled by reason of ownership of voting stock, contract or otherwise.

               "Ancillary Agreements" shall mean the Escrow Agreement, the
                --------------------
Note, the Patent License Agreement, the Technology License Agreement, the Roger Wilco License Agreement and the Investors' Rights Agreement, as amended by the Rights Agreement Amendment.

               "Assets" shall mean all of the properties, assets, and rights of
                ------
any kind, whether tangible or intangible, real or personal, owned by Seller or in which Seller has any interest (other than the Excluded Assets) in the Contract Rights, the Personal Property, the Intangibles, the

Books and Records, the Intellectual Property (other than the Licensed Technology) and, to the extent transferable, the Permits, in each case as used in the operation of the Business.

               "Assumed Contracts" shall mean the Contracts listed on
                -----------------
Schedule 1.1(a), for which Buyer shall be responsible following the Effective
---------------
Time.

               "Assumed Liabilities" shall mean the liabilities listed on
                -------------------
Schedule 1.1(b).
---------------

               "Books and Records" shall mean all records (or true and complete
                -----------------
copies thereof), including computerized books and records, owned by Seller that relate to the Business, including, without limitation, sales and promotional literature, manuals and data, lists of customers and suppliers, all such books and records relating to the purchase of materials, supplies and services for the Business, and any files relating to any Action in respect of any Assumed Liability, but specifically excluding corporate minute and stock books and financial information other than materials provided to Buyer prior to the date hereof and excluding the foregoing books and records relating to the Excluded Liabilities.

               "Business" shall mean the multiplayer or online game service and
                --------
voice chat communities operated by or for Seller, including the business segment entitled "Live Communities," information regarding the users of such technology and services, Seller's affiliate network, the collection of web sites and web pages related to gaming, and the global ranking services.

               "Buyer's Knowledge" shall mean Buyer's actual knowledge after
                -----------------
reasonable inquiry of officers, directors and employees of Buyer reasonably believed to have knowledge of the matter in question.

               "Code" shall mean the Internal Revenue Code of 1986, as amended,
                ----
and the rules and regulations thereunder.

               "Contract Rights" shall mean all of Seller's rights under sales
                ---------------
orders in process, utility and lease deposits, prepaid items and expenses and rights under Assumed Contracts.

               "Contracts" shall mean any and all contracts, agreements,
                ---------
arrangements, leases, mortgages, bonds, notes and other instruments and obligations, whether or not in writing.

               "Damages" shall mean any and all costs, losses, damages,
                -------
liabilities or expenses, including interest, penalties, fines and reasonable attorneys' fees incident thereto, incurred in connection with any Claim.

               "Encumbrance" shall mean any claim, lien, pledge, option, charge,
                -----------
easement, security interest, right-of-way, encumbrance or other right of third parties.

               "Escrow Agent" shall mean the escrow agent under the Escrow
                ------------
Agreement, as selected by mutual agreement of the parties.

               "Escrow Agreement" shall mean the Escrow Agreement in
                ----------------
substantially the form attached hereto as Exhibit A and as subsequently amended
                                          ---------
by mutual agreement of the parties, including to accommodate the reasonable comments or requirements of the Escrow Agent.

               "Excluded Assets" shall mean the assets listed on Schedule
                ---------------                                  --------
1.1(c).
------
               "Excluded Liabilities" shall mean, in each case other than any
                --------------------
Assumed Liabilities, obligations under Assumed Contracts or other liabilities that are being expressly assumed by Buyer hereunder, (a) any liabilities or obligations incurred prior to the Effective Time, arising from or out of, or in connection with Seller's operations, the condition of its assets or places of business, its ownership of the Assets, or the issuance, sale, repayment or repurchase of any of its securities; (b) any liabilities or obligations incurred, arising from or out of, in connection with or as a result of claims made by or against Seller whether before or after the Effective Time that arise out of events or operation of the Business prior to the Effective Time; (c) any liabilities or obligations incurred, arising from or out of, in connection with or as a result of any alleged or actual defect in any product or service or in connection with any alleged or actual breach of warranty (whether express or implied) in relation to any product sold or service provided by Seller prior to the Effective Time; (d) any liabilities or obligations (whether assessed or unassessed) of Seller for any Taxes, including any Taxes arising by reason of the transactions contemplated herein, as of, or for any period ending on or prior to, the Effective Time; (e) all fees and expenses of Seller in connection with the transactions contemplated herein; (e) any liabilities or obligations incurred for any period prior to the Effective Time to former or current officers, directors, employees or Affiliates of Seller, including without limitation any liabilities or obligations of Seller in connection with any employee benefit plans or collective bargaining, labor or employment agreement or other similar arrangement or obligations in respect of retiree health benefits; (f) any liabilities or obligations to stockholders or former stockholders of Seller; (g) any liabilities or obligations of Seller incurred, arising from or out of, or in connection with this Agreement or the events or negotiations leading up to this Agreement; and (h) the liabilities listed on
Schedule 1.1(d).
---------------

               "GAAP" shall mean generally accepted accounting principles set
                ----
forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such entity as may be in general use by significant segments of the U.S. accounting profession, which are applicable to the facts and circumstances on the date of determination.

               "Intangibles" shall mean the intangibles listed on Schedule
                -----------                                       --------
1.1(e).
------

               "Intellectual Property" shall mean: all copyrights, copyright
                ---------------------
registrations, proprietary processes or information, trade secrets, license rights, specifications, technical manuals and data, drawings, inventions (whether patentable or not), designs, patents and patent applications (together with all reissues, divisions, renewals, extensions, provisionals, continuations and continuations in part thereof), trade names, trademarks, service marks, product information and data, know-how and development work-in-progress, customer lists, user or member lists (together with all associated data and databases), software (including the Roger Wilco software), domain names and registrations thereof (together with any other means of providing access to the Business over the Internet or related or successor technology) business and marketing plans and other intellectual or intangible property embodied in or pertaining to the Business, whether pending, applied for or issued, whether filed in the United States or in other countries, including the items listed in Schedule 1.1(f),
                                                            ---------------
together with all associated goodwill; all things authored, discovered, developed, made, perfected, improved, designed, engineered, acquired, produced, conceived or first reduced to practice by Seller or any of its employees or agents that are embodied in, derived from or relate to the Business, in any stage of development, including, without limitation, modifications, enhancements, designs, concepts, techniques, methods, ideas, flow charts, coding sheets, notes and all other information relating to the Business; any and all design and code documentation, methodologies, processes, trade secrets, copyrights, design information, product information, technology, formulae, routines, engineering specifications, technical manuals and data, drawings, inventions, know-how, techniques, engineering work papers, and notes, development work-in-process, and other proprietary information and materials of any kind relating to, used in, or derived from the Assets; all computer software programs, data and associated licenses, in each of the foregoing cases, used in connection with or constituting a part of the Business.

               "Legal Requirements" shall mean any and all applicable (i)
                ------------------
federal, state and local laws, ordinances and regulations and (ii) judgments, orders, writs, injunctions and decrees.

               "Licensed Technology" shall mean the Intellectual Property
                -------------------
licensed to Buyer pursuant to the Technology License Agreement, the Roger Wilco License Agreement and the Patent License Agreement.

               "Investors' Rights Agreement" shall mean the Investors' Rights
                ---------------------------
Agreement by and among Buyer and certain shareholders of Buyer.

               "Outside Date" shall mean January 20, 2001.
                ------------

               "Patent License Agreement" shall mean the HearMe Non-Exclusive
                ------------------------
Patent License Agreement in substantially the form attached hereto as Exhibit B.
                                                                      ---------

               "Permits" shall mean all of the licenses, permits and other
                -------
governmental authorizations listed on Schedule 1.1(g).
                                      ---------------

               "Person" shall mean any person or entity, whether an individual,
                ------
trustee, corporation, general partnership, limited partnership, trust, unincorporated organization, limited liability company, business association, firm, joint venture, governmental agency or authority or otherwise.

               "Personal Property" shall mean the personal property listed on
                -----------------
Schedule 1.1(h).
--------------

               "Representative" shall mean, with respect to any Person, any
                --------------
officer, director, principal, attorney, employee or other agent.

               "Rights Agreement Amendment" shall mean the Amendment to the
                --------------------------
Investors' Rights Agreement in substantially the form attached hereto as Exhibit
                                                                         -------
C.
-
               "Roger Wilco License Agreement" shall mean the Roger Wilco Source
                -----------------------------
Code License Agreement in substantially the form attached hereto as Exhibit D.
                                                                    ---------

               "Seller's Knowledge" shall mean Seller's actual knowledge after
                ------------------
reasonable inquiry of officers, directors and employees of Seller reasonably believed to have knowledge of the matter in question.

               "Securities Act" shall mean the Securities Act of 1933, as
                --------------
amended.

               "Tax" shall mean any federal, state, local, or foreign income,
                ---
gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

               "Technology License Agreement" shall mean the Technology and
                ----------------------------
Source Code License Agreement in substantially the form attached hereto as Exhibit E.
---------

               "Unaudited Financial Statements" shall mean the unaudited balance
                ------------------------------
sheet for the Business and the Business profit and loss statement and accompanying notes as of November 30, 2000, and the unaudited profit and loss statements for the Business for the year ended December 31, 1999.

          1.2  Other Defined Terms.
               -------------------

               (a) The following terms shall have the meanings defined for such terms in the Sections set forth below:

               Term                                         Section
               ----                                         -------
               Cash Consideration                           2.2
               Claim                                        9.3(c)
               Claim Notice                                 9.3(c)
               Closing                                      3.1
               Effective Time                               3.1
               Employees                                    6.4(a)
               Escrow Stock Consideration                   2.2
               Escrow Termination Date                      9.3(d)
               Immediate Stock Consideration                2.2

               Indemnified Party                            9.3(c)
               Indemnifying Party                           9.3(c)
               Note                                         2.2
               Note Consideration                           2.2
               Notice Date                                  9.3(c)
               Permitted Transaction                        6.2(g)
               Purchase Price                               2.2
               Retained Technology                          6.2(g)
               Stock Consideration                          2.2
               Technology Licensee                          6.2(g)
               Third Party Claim                            9.3(d)

               (b) For purposes of this Agreement, (i) "including" shall mean "including, but not limited to," "including, without limitation," and other phrases of similar import and (ii) "hereof," "herein," and "hereunde," and words of similar import, refer to this Agreement as a whole (including the Exhibits and Schedules to this Agreement) and not to any particular Section or Article hereof.

                                  Article II.

                          Purchase and Sale of Assets

         2.1   Transfer of Assets. Pursuant to the terms and subject to the
               ------------------
conditions of this Agreement, in exchange for the consideration set forth in
Section 2.2 below, at the Closing, Seller shall sell, convey, transfer, assign and deliver to Buyer, and Buyer shall purchase from Seller, the Assets, free and clear of all Encumbrances, and assume the Assumed Liabilities.

         2.2   Purchase Price. In consideration of the transfer of the Assets,
               --------------
Buyer shall (a) pay to the order of Seller an amount equal to $500,000 (the "Cash Consideration"), (b) issue to Seller a promissory note (the "Note") in the
 ------------------                                                ----
amount of $1,500,000 plus the dollar value of the accounts receivables of the Business at Closing minus those receivables of the Business at Closing that are more than 90 days past due (subject to adjustment as set forth in the Note) in substantially the form attached hereto as Exhibit F (the "Note Consideration"),
                                          ---------       ------------------
(c) sell and issue to Seller 2,404,890 shares of Common Stock of Buyer (the "Stock Consideration, and, collectively with the Cash Consideration and the Note
 -------------------
Consideration, the "Purchase Price") and (d) assume the Assumed Liabilities. At
                    --------------
Closing, Buyer shall deliver (i) to Seller, by wire transfer of immediately available funds, the Cash Consideration, (ii) to Seller, the executed Note,
(iii) to Seller, a certificate registered in the name of Seller representing 2,044,157 shares of the Stock Consideration (the "Immediate Stock
                                                  ---------------
Consideration"), and (iv) to the Escrow Agent, a certificate registered in the
-------------
name of Seller representing 360,733 shares of the Stock Consideration (the "Escrow Stock Consideration"). The Escrow Stock Consideration shall be
 --------------------------
beneficially owned by Seller and shall be subject to the provisions of the Escrow Agreement.

         2.3 Assumed Liabilities. Except for the Assumed Liabilities, which
             -------------------
Buyer agrees to assume as of the Effective Time, or as otherwise set forth herein, Buyer shall not assume, shall not take subject to and shall not be liable for, any liabilities or obligations of any kind or nature, whether absolute, contingent, accrued, known or unknown, of Seller or any Affiliate of Seller.

         2.4 Taxes and Other Costs. In addition to payment of the Purchase
             ---------------------
Price, Buyer shall pay (or reimburse Seller for) 50% of any sales, use, documentary transfer or similar taxes arising from or attributable to the transfer of the Assets or the Business.

         2.5 Adjustment to Stock Consideration. In the event that, subsequent to
             ---------------------------------
the date of this Agreement but prior to the Closing, the outstanding shares of capital stock of Buyer shall have been changed into a different number of shares or a different class as a result of a stock split, reverse stock split, stock dividend, subdivision, reclassification, split, combination, exchange, recapitalization or other similar transaction, the Stock Consideration shall be appropriately adjusted to reflect such change.

                                 Article III.

                                    Closing

         3.1 Closing. The closing of the transactions contemplated herein (the
             -------
"Closing") shall be held at 10:00 a.m. California time on the business day
 -------
following the satisfaction or waiver of the last of the conditions to Closing set forth in Articles VII and VIII hereof at the offices at Venture Law Group, 2775 Sand Hill Road, Menlo Park, California 94025, unless the parties hereto otherwise agree to any earlier or subsequent time or date of closing; provided,
                                                                      --------
however, that in no event will the Closing be extended to a time later than the
-------
Outside Date without the parties' mutual written consent, and shall be effective as of 12:01 a.m. (California time) on the day (whether or not a business day) following the day of the Closing (the "Effective Time"). Results of operations
                                       --------------
of the portion of the Business comprised of the Assets, subject to the Assumed Liabilities, through the accounting period at 11:59 p.m. (California time) on the day of the Closing (whether or not a business day) shall be included in the consolidated results of operations of Seller; and, after such time, operations for such portion of the Business shall be conducted and the results thereof shall be for the account of Buyer.

         3.2 Deliveries at Closing. At the Closing the following items shall be
             ---------------------
delivered by the parties:

             (a) By Buyer.  Buyer shall deliver to Seller:
                 --------

                 (i) the Cash Consideration, the Note Consideration and the Stock Consideration, as provided in Section 2.2;

                 (ii)  the certificates described in Article VII;

                      (iii) an executed counterpart of each of the Ancillary Agreements;

                      (iv) counterpart signature pages to the Rights Agreement Amendment executed by Seller, each Purchaser (as defined in the Investors' Rights Agreement) and the holders of a majority of the outstanding shares of Common Stock held by the Shareholders (as defined in the Investors' Rights Agreement);

                      (v)    the opinion of counsel to Buyer described in
                             Section 7.6; and

                      (vi) such other documents and instruments as are reasonably necessary to consummate the transactions contemplated hereby.

                 (b)  By Seller.  Seller shall deliver to Buyer:
                      ---------

                      (i) one or more Bills of Sale, in substantially the form attached hereto as Exhibit G, as well as such
                                                     ---------
                             trademark assignments, domain name transfer documents or other assignment agreements as are sufficient to convey the Assets to Buyer;

                      (ii)   the certificates described in Article VIII;

                      (iii) an executed counterpart of each of the Ancillary Agreements (other than the Note);

                      (iv)   the opinion of counsel to Seller described in
                             Section 8.7 hereof;

                      (v) a stock power executed in blank with respect to the Escrow Stock Consideration; and

                      (vi) such other documents and instruments as are reasonably necessary to consummate the transactions contemplated hereby.

The Books and Records shall be delivered to Buyer at the Closing.

         3.3 Consents to Assignment. Anything in this Agreement to the contrary
             ----------------------
notwithstanding, this Agreement shall not constitute an agreement to assign any Contract, license, sales order, purchase order or any claim or right or any benefit arising thereunder or resulting therefrom if an attempted assignment thereof, without the consent of a third party thereto, would constitute a breach thereof or in any way affect the respective rights of Buyer or Seller thereunder. If such consent is not obtained prior to the Effective Time, or if an attempted assignment thereof would be ineffective or would affect the rights thereunder so that Buyer would not receive all such rights, Seller will take all reasonable steps to provide to Buyer the benefits under any such claim, Contract, license, sales order or purchase order, including without limitation, enforcement for the benefit of Buyer of any and all rights of Seller against a third party thereto arising out of the breach or cancellation by such third party or otherwise; and any transfer or assignment to Buyer of any property or property rights or any Contract or agreement which shall require the consent or approval of any third party shall be made subject to such consent or approval being obtained.

                                  Article IV.

                   Representations and Warranties of Seller

         Except as described in the Seller Disclosure Schedule delivered to Buyer prior to the execution of this Agreement, Seller hereby represents and warrants to Buyer as follows:

         4.1 Organization. Seller is a corporation duly organized, validly
             ------------
existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Seller is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to be so qualified would have a material adverse effect on its business or properties.

         4.2 Authorization. Seller has all necessary corporate power and
             -------------
authority and has taken all corporate action necessary to enter into this Agreement and the Ancillary Agreements, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. This Agreement has been, and upon Closing each Ancillary Agreement other than the Note will have been, duly executed and delivered by Seller, and the Agreement constitutes, and upon Closing each Ancillary Agreement other than the Note will constitute, a valid and binding obligation, enforceable against it in accordance with its respective terms subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting the rights of creditors generally and limitations imposed by equitable principles, whether considered in a proceeding at law or in equity and the discretion of the court before which any proceeding therefor may be brought.

         4.3 Brokers. All negotiations relating to this Agreement and the
             -------
transactions contemplated hereby have been conducted without the intervention of any person or entity acting on behalf of Seller in such a manner as to give rise to any valid claim against Buyer for any broker's or finder's commission, fee or similar compensation.

         4.4 Assumed Contracts. Seller has previously delivered to Buyer true
             -----------------
and correct copies of the Assumed Contracts. All Assumed Contracts are in full force and effect. Neither Seller nor, to Seller's Knowledge, any other party, is in default under any Assumed Contract to which Seller is a party. Seller has identified on Schedule 4.4 of the Seller Disclosure Schedule which of the
              ------------
Assumed Contracts requires the consent of a party (other than the Seller) to the transfer of such contract to Buyer hereunder.

         4.5 Litigation, Proceedings and Applicable Law. There are no Actions,
             ------------------------------------------
suits, investigations or proceedings, at law or in equity or before or by any governmental authority or instrumentality or before any arbitrator of any kind, pending or, to Seller's Knowledge, threatened (including by any cease and desist letter, infringement notice under the Digital Millenium Copyright Act of 1998 or similar communication) (a) against Seller which relate to the Assets or the Business or (b) seeking to delay or enjoin the consummation of the transactions contemplated hereby. There are no outstanding orders, decrees or stipulations issued by any federal, state, local or foreign judicial or administrative authority in any proceeding to which Seller is or was a party which relate to the Assets or the Business.

         4.6 No Conflict or Violation. Neither the execution and delivery of
             ------------------------
this Agreement nor the consummation of the transactions contemplated hereby will result in (a) a violation of or a conflict with any provision of the Certificate of Incorporation or Bylaws of Seller, (b) a breach or termination of, or a default under, any term or provision of any Assumed Contract or an event which, with notice, lapse of time, or both, would result in any such breach, termination or default, or (c) to Seller's Knowledge, a violation by Seller of any Legal Requirement or an event which with notice, lapse of time or both, would result in such a violation.

         4.7 Consents and Approvals. No consent, waiver, approval or
             ----------------------
authorization of or by, or declaration, filing or registration with, any governmental or regulatory authority is required to be made or obtained by Seller in connection with the execution, delivery and performance of this Agreement or any Ancillary Agreement and the consummation of the transactions contemplated hereby or thereby.

         4.8 Intellectual Property.
             ---------------------

             (a) Seller owns, or is licensed or otherwise entitled to exercise pursuant to the terms of a license or other similar agreement identified on
Schedule 4.8, all rights to all Intellectual Property used in the Business as
------------
currently conducted or in connection with products to be used in the Business currently under development without any conflict or infringement of the rights of others. Seller has taken reasonable action to protect its proprietary source code included within the Intellectual Property as a trade secret. In addition, Seller has taken reasonable and practicable steps (including, without limitation, entering into proprietary information and inventions agreements with all officers and employees of and consultants to Seller) to maintain the secrecy and confidentiality of and its proprietary rights in, all Intellectual Property.

             (b)  Schedule 4.8 lists (i) all patents and patent applications and
                  ------------
all registered copyrights, trade names, trademarks, service marks and other company, product or service identifiers included in the Intellectual Property, and specifies the jurisdictions in which each such Intellectual Property has been registered, including the respective registration numbers; (ii) all licenses, sublicenses and other agreements as to which Seller is a party and pursuant to which Seller or any other person is authorized to use any Intellectual Property; and (iii) all licenses relating to the Business under which Seller is or may be obligated to make material royalty or other payments. Copies of all licenses, sublicenses, and other agreements identified pursuant to clauses (ii) and (iii) above have been delivered by Seller to Buyer.

             (c) Seller is not in violation of any license, sublicense or agreement described in Schedule 4.8. As a result of the execution and delivery
                       ------------
of this Agreement or any Ancillary Agreement or the performance of Seller's obligations hereunder or thereunder, Seller will not be in violation of any license, sublicense or agreement described in Schedule 4.8,
                                                                  ------------
or lose or in any way impair any rights pursuant thereto.

             (d) Seller is the absolute owner or a nonexclusive or exclusive licensee of, with all necessary right, title and interest in and to (free and clear of any liens, encumbrances or security interests) all non-public domain Intellectual Property and has rights to the use, sale, license or disposal thereof in connection with the services or products in respect of which the Intellectual Property are being used in the Business.

             (e) No claims with respect to the Intellectual Property have been asserted to Seller, or, to Seller's Knowledge, are threatened by any person, and Seller knows of no claims (i) to the effect that Seller in the conduct of the Business infringes any copyright, patent, trade secret, or other intellectual property right of any third party or violates any license or agreement with any third party, (ii) contesting the right of Seller to use, sell, license or dispose of any Intellectual Property, or (iii) challenging the ownership, validity or effectiveness of any of the Intellectual Property.

             (f) All trademarks, service marks, and other company, product or service identifiers held by Seller and used in the Business are valid and subsisting and exclusively owned by Seller.

             (g) To Seller's Knowledge, there has not been and there is not now any unauthorized use, infringement or misappropriation of any of the Intellectual Property by any third party, including, without limitation, any service provider of Seller; Seller has not been sued or, to Seller's Knowledge, charged as a defendant in any claim, suit, action or proceeding that involves a claim of infringement of any patents, trademarks, service marks, copyrights domain names or other intellectual property rights. Seller does not have any infringement liability due to its conduct of the Business with respect to any patent, trademark, service mark, copyright, domain name or other intellectual property right of another.

             (h) No Intellectual Property is subject to any outstanding order, judgment, decree, stipulation or agreement restricting in any material manner the licensing thereof by Seller. Seller has not entered into any agreement to indemnify any other person against any charge of infringement of any Intellectual Property, except in the ordinary course of business. Seller has not entered into any agreement granting any third party the right to bring infringement actions with respect to, or otherwise to enforce rights with respect to, any Intellectual Property. Seller has the exclusive right to file, prosecute and maintain all applications and registrations with respect to the Intellectual Property developed or owned by Seller.

         4.9 Financial Statements. Except as set forth on Schedule 4.9, the
             --------------------                         ------------
Unaudited Financial Statements have been delivered to Buyer and present fairly the financial position of the Business as of such dates and the operating results of the Business for the periods so ended, subject to normal year-end audit adjustments. The Unaudited Financial Statements have been prepared consistently for all periods presented, and revenues presented on the Unaudited Financial Statements have been recognized in accordance with GAAP, consistently applied.

     4.10 Absence of Certain Changes. Since November 30, 2000, Seller has
          --------------------------
conducted the Business in the ordinary course consistent with its past practice. Without limiting the foregoing, during such period, Seller:

          (a) has not created, incurred or assumed any obligation which in any material way adversely affects the Business, the Assets or Buyer's ability to conduct the Business following the Closing in substantially the same manner and condition as conducted by Seller on the date of this Agreement;

          (b) has not changed in any material respect the compensation of, or agreed to provide additional benefits to, or entered into any employment agreement with, any Employee;

          (c) has maintained insurance coverage in amounts adequate to cover the reasonably anticipated risks of the Business;

          (d) has not sold, disposed of or encumbered any of the Assets or licensed any Assets to any Person except in the ordinary course of business consistent with past practice;

          (e) has not entered into any agreement with any third party for the distribution of any of the Assets;

          (f) has not changed or announced any change to the products or services sold by the Business;

          (g) has not violated, amended or otherwise changed in any way the terms of any of the Assumed Contracts;

          (h) has not commenced or been the subject of a lawsuit related to or involving the Assets or the Business;

          (i) has operated the Business in the ordinary course so as to use reasonable efforts to preserve the Business intact, to keep available to Buyer the services of the Employees, and to preserve for Buyer the goodwill of the Business's suppliers, customers and others having business relations with it;

          (j) has not permitted, incurred or suffered any change in the condition (financial or otherwise), assets, liabilities, reserves, earnings, or business of the Business, except for changes which have not, individually or in the aggregate, been materially adverse to the Business; or

          (k)  made any agreement to do any of the foregoing.

     4.11 Assets.
          ------

          (a) The Assets and the Licensed Technology include all properties and rights, tangible and intangible, necessary for Buyer to operate the Business after the Effective Time in a manner substantially equivalent to the manner in which Seller has operated the Business prior to and through the Effective Time, and the Assets (including the Excluded Assets and the Licensed Technology) include all properties and rights, tangible and intangible, that relate primarily to, and are used by Seller in connection with, the Business. Other than consents relating to the Assumed Contracts, no licenses or other consents from, or payments to, any other Person are or will be necessary for Buyer to operate the Business and use the Assets in substantially the manner in which Seller has operated the same.

          (b) Seller holds good and marketable title, license to or leasehold interest in all of the Assets and has the complete and unrestricted power and the unqualified right to sell, assign and deliver the Assets to Buyer. Upon consummation of the transactions contemplated by this Agreement, Buyer will acquire good and marketable title, license or leasehold interest to the Assets free and clear of any Encumbrances and there exists no restriction on the use or transfer of the Assets, except as may be assumed hereunder by Buyer as an Assumed Liability. No Person other than Seller has any right or interest in the Assets, including the right to grant interests in the Assets to third parties, except for Assets licensed or leased from third parties which are set forth in the Seller Disclosure Schedule and identified as such.

          (c) None of the Assets that constitute tangible personal property is held under any lease, security agreement, conditional sales contract, lien, or other title retention or security arrangement.

          (d) Except as provided in this Agreement, no restrictions will exist on Buyer's right to sell, resell, license or sublicense any of the Assets or engage in the Business, nor will any such restrictions be imposed on Buyer as a consequence of the transactions contemplated by this Agreement or by any agreement referenced in this Agreement.

          (e) All of the Assets are in good operating condition and repair, normal wear and tear excepted, as required for their use in the Business as presently conducted, and conform to all applicable laws, and no written notice of any violation of any law relating to any of the Assets or Assumed Liabilities has been received by Seller.

     4.12 Major Contracts.  Except as set forth in Schedule 4.12, other than
          ---------------                          -------------
the Assumed Contracts, Seller is not a party to or subject to:

          (a)  Any employment or consulting contract with any Employee;

          (b) Any original equipment manufacturer agreement, distribution agreement, volume or quantity purchase agreement or other similar agreement relating to the Business or joint marketing, joint development or joint venture contract or arrangement or any other agreement relating to the Business that has involved or is expected to involved a sharing of profits with other persons or provides for payments of more than $50,000 per annum;

          (c) Any lease for real or personal property used in the Business involving payments of more than $50,000 per annum;

          (d) Any instrument evidencing or related in any way to indebtedness for borrowed money which results in an Encumbrance on any Asset;

          (e) Any contract containing covenants purporting to limit the freedom of Seller directly or indirectly to operate the Business in any geographic area or with any third party;

          (f)  Any agreement of indemnification in connection with the Business;

          (g) Any agreement, contract or commitment relating to capital expenditures by Seller primarily or exclusively for the Business involving payments by Seller of more than $50,000 per annum;

          (h) Any agreement, contract or commitment relating to the license, disposition or acquisition by Seller of any Assets, other than in the ordinary course of business;

          (i)  Any sole source supplier agreements with respect to the Business;
or

          (j) Any existing OEM agreement, distribution agreement, volume purchase agreement or other similar agreement relating to the Business pursuant to which Seller has granted or received most favored customer provisions or exclusive marketing rights related to any product, group of products or territory.

          Each agreement, Contract, mortgage, indenture, plan, lease, instrument, arrangement, license and commitment listed on Schedule 4.12 (i) is
                                                          -------------
valid and binding on Seller, (ii) is in full force and effect, (iii) has not been breached by Seller or, to Seller's Knowledge, any other party thereto in any material manner.

     4.13 Licenses and Permits. To Seller's Knowledge, Seller holds all
          --------------------
consents, approvals, registrations, certifications, authorizations, permits and licenses of, and has made all filings with, or notifications to, all governmental entities pursuant to applicable requirements of all federal, state, local and foreign laws, ordinances, governmental rules or regulations applicable to the Business. There is no investigation or inquiry to which Seller is a party or pending or, to Seller's Knowledge, threatened in writing, relating to the Business and its compliance with applicable foreign, state, local or foreign laws, ordinances, governmental rules or regulations. Except as set forth in the
Schedule 4.13, each such consent, approval, registration, certification,
-------------
authorization, permit or license is transferable and shall be transferred to Buyer in accordance with the terms of this Agreement.

     4.14 Employees. All employees, consultants and officers of Seller that
          ---------
have had access to the Assets are parties to Seller's form of proprietary information and inventions agreement, a copy of which has been provided to Buyer. To Seller's Knowledge, none of Seller's employees, consultants, officers or directors is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would conflict with their obligation to promote the interests of Seller with regard to the Business or the Assets or that would conflict with the Business or the Assets. To Seller's Knowledge, neither the execution nor the delivery of this Agreement, nor the carrying on of the Business by its employees and consultants, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such persons or entities are now obligated. Seller has entered into arrangements with certain employees of the Business providing for certain cash bonuses (as listed in Schedule 4.14) and an extended one-year period in which to exercise options
   -------------
to purchase common stock of Seller if such employees remain employed by Buyer for a period of 90 days following the Closing.

     4.15 Employee Benefit and Compensation Plans. Buyer will incur no liability
          ---------------------------------------
with respect to, or on account of, and Seller will retain any liability for, and on account of, any employee benefit plan of Seller, any of its Affiliates or any predecessor employer of any employee, including, but not limited to, liabilities Seller may have to such employees under all employee benefit plans, incentive compensation plans, bonus plans, pension and retirement plans, vacation, profit-sharing plans (including any profit-sharing plan with a cash-or-deferred arrangement) share purchase and option plans, savings and similar plans, medical, dental, travel, accident, life, disability and other insurance and other plans or arrangements, whether written or oral and whether "qualified" or "non-qualified." Seller has not, with respect to any employee, maintained or contributed to, or been obligated or required to contribute to, any retirement or pension plan or any employee benefit plan. Seller is not a party to any collective bargaining agreement covering any employee and Seller knows of no effort to organize any such employee as a part of any collective bargaining unit.

     4.16 Taxes. All Taxes (other than Taxes referred to in Section 2.4)
          -----
relating to the Business or the Assets have been or will be paid by Seller with respect to all periods (or portions thereof) prior to and including the date of Closing. Seller and any other person required to file returns or reports of Taxes relating to the Business or the Assets has duly and timely filed all returns and reports of Taxes relating to the Business or the Assets required to be filed, and all such returns and reports are true, correct and complete. Seller has complied with all record keeping and tax reporting obligations relating to income and employment taxes due with respect to compensation paid to employees of the Business, including withholding of all taxes required to be withheld. Seller has not been delinquent in the payment of any Taxes relating to the Business or the Assets and there are no pending or threatened proceedings against Seller with respect to such Taxes.

     4.17 Compliance with Law. The operation of the Business has been conducted
          -------------------
in all material respects in accordance with all applicable laws, regulations and other requirements of governmental entities having jurisdiction over the same.

     4.18 Purchase Entirely for Own Account. This Agreement is made with
          ---------------------------------
Seller in reliance upon Seller's representation to Buyer, which by Seller's execution of this Agreement, Seller hereby confirms, that the Stock Consideration will be acquired for investment for Seller's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Seller has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Seller further represents that Seller does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Stock Consideration. Seller has not been formed for the specific purpose of acquiring the Stock Consideration.

     4.19 Disclosure of Information. Seller has had an opportunity to discuss
          -------------------------
Buyer's business, management, financial affairs and the terms and conditions of the offering of the Stock Consideration with Buyer's management and has had an opportunity to review Buyer's facilities. Seller understands that such discussions, as well as any written information delivered by Buyer to Seller, were intended to describe the aspects of Buyer's business which it believes to be material.

     4.20 Restricted Securities. Seller understands that the Stock
          ---------------------
Consideration has not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Seller's representations as expressed herein. Seller understands that the shares comprising the Stock Consideration are "restricted securities" under applicable U.S. federal and state securities laws and that, pursuant to these laws, Seller must hold the Stock Consideration indefinitely unless it is registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Seller acknowledges that Buyer has no obligation to register or qualify the Stock Consideration for resale, except as set forth in the Investors' Rights Agreement. Seller further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Stock Consideration, and on requirements relating to Buyer which are outside of Seller's control, and which Buyer is under no obligation and may not be able to satisfy.

     4.21 No Public Market. Seller understands that no public market now exists
          ----------------
for any of the securities issued by Buyer, and that Buyer has made no assurances that a public market will ever exist for the Stock Consideration.

     4.22 Legends. Seller understands that the certificates representing the
          -------
Stock Consideration and any securities issued in respect of or exchange for such securities, may bear one or all of the following legends:

          (a) "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO BUYER THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933."

          (b)  Any legend set forth in the Investors' Rights Agreement.

          (c) Any legend required by the Blue Sky laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.

         4.23  Accredited Investor.  Seller is an accredited investor as
               -------------------
defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

         4.24  Privacy. Seller's records relating to registered users and data
               -------
collection practices comply with all laws and regulations in each U.S. and foreign jurisdiction in which Seller collects any information from members, users or visitors. Seller has full power and authority to provide all such information to Buyer. At the Effective Time, Buyer will acquire the right to use such information and data in the operation of the Business and in meeting its obligations under all Assumed Contracts, subject to the same restrictions to which Seller is subject prior the Effective Time. Seller will not use, retain or disclose any such information after it has been provided to Buyer. Seller will not contact any user, member or visitor in any way that would lessen the value of such user, member or visitor to Buyer.

                                  Article V.

                    Representations and Warranties of Buyer

     Except as described in the Buyer Disclosure Schedule delivered to Seller prior to the execution of this Agreement, Buyer hereby represents and warrants to Seller as follows:

     5.1  Organization of Buyer. Buyer is a corporation duly organized,
          ---------------------
validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to carry on its business. Buyer is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to be so qualified would have a material adverse effect on its business or properties.

     5.2  Authorization. Buyer has all necessary corporate power and authority
          -------------
and has taken all corporate action necessary to enter into this Agreement and the Ancillary Agreements, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. This Agreement has been duly executed and delivered by Buyer and is a valid and binding obligation, enforceable against it in accordance with its terms subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium, and other similar laws relating to or affecting the rights of creditors generally and limitations imposed by equitable principles, whether considered in a proceeding at law or in equity and the discretion of the court before which any proceeding therefor may be brought.

     5.3  Brokers. All negotiations relating to this Agreement and the
          -------
transactions contemplated hereby have been conducted without the intervention of any person or entity acting on behalf of Buyer in such a manner as to give rise to any claim against Seller for any broker's or finder's commission, fee or similar compensation.

     5.4  No Conflict or Violation. Neither the execution and delivery of
          ------------------------
this Agreement nor the consummation of the transactions contemplated hereby will result in (i) a violation of or a conflict with any provision of the Articles of Incorporation or Bylaws of Buyer or (ii) a violation by Buyer of any Legal Requirement or an event which with notice, lapse of time or both, would result in such a violation.

     5.5  Consents and Approvals. No consent, waiver, approval or authorization
          ----------------------
of or by, or declaration, filing or registration with, any governmental or regulatory authority, or any other person or entity, is required to be made or obtained by Buyer in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby except for filings pursuant to Section 25102(f) of the California Corporate Securities Law of 1968, as amended, and the rules thereunder and Regulation D of the Securities Act.

     5.6  Litigation, Proceedings and Applicable Law. There are no actions,
          ------------------------------------------
suits, investigations or proceedings, at law or in equity or before or by any governmental authority or instrumentality or before any arbitrator of any kind, pending or, to Buyer's Knowledge, threatened (a) against Buyer which, if determined adversely against Buyer, would materially adversely affect Buyer's ability to operate the Assets, (b) seeking to delay or enjoin the consummation of the transactions contemplated hereby or (c) against Buyer, that might result, either individually or in the aggregate, in any material adverse change in the assets, condition or affairs of Buyer, financially or otherwise, or any change in the current equity ownership of Buyer.. There are no outstanding orders, decrees or stipulations issued by any federal, state, local or, to Buyer's Knowledge, foreign, judicial or administrative authority in any proceeding to which Buyer is or was a party which would materially adversely affect Buyer's ability to operate the Assets. There is no pending, or to the best of Buyer's Knowledge, threatened investigation or proceeding by any governmental agency concerning the operations of Buyer's business operations. There is no action, suit, proceeding or investigation by Buyer currently pending or which Buyer intends to initiate.

     5.7  Capitalization.  The authorized capital of Buyer consists, or will
          --------------
consist, immediately prior to the Closing, of:

          (a) 1,500,000 shares of Preferred Stock, of which 907,992 have been designated Series A Preferred Stock, of which 907,992 shares are issued and outstanding immediately prior to the Closing. The rights, privileges and preferences of the Preferred Stock are as stated in the Amended and Restated Articles of Incorporation (including the Certificate of Determination of Preferences filed with respect to the Series A Preferred Stock) provided to Seller. All of the outstanding shares of Preferred Stock have been duly authorized, fully paid and are nonassessable and issued in compliance with all applicable federal and state securities laws.

          (b) 30,000,000 shares of Common Stock, 17,671,064 shares of which are issued and outstanding immediately prior to the Closing. All of the outstanding shares of Common Stock have been duly authorized, fully paid and are nonassessable and issued in compliance with all applicable federal and state securities laws.

          (c) Buyer has reserved 5,385,000 shares of Common Stock for issuance to officers, directors, employees and consultants of the Company pursuant to its 1999 Stock Option Plan. Of such reserved shares of Common Stock, 335,000 shares have been issued pursuant to restricted stock purchase agreements or upon exercise of options, 3,065,042 shares are issuable upon exercise of outstanding options, and 1,984,958 shares of Common Stock remain available for issuance to officers, directors, employees and consultants pursuant to the Stock Plan. All options to purchase shares of Common Stock of Buyer have been granted in compliance with all applicable federal and state securities laws, including, without limitation, Rule 701 under the Securities Act.

          (d) Except for outstanding options issued pursuant to the Stock Plan, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, for the purchase or acquisition from Buyer of any shares of its capital stock.

     5.8  Subsidiaries.  Buyer does not currently own or control, directly or
          ------------
indirectly, any interest in any other corporation, association, or other business entity.

     5.9  Valid Issuance of Stock Consideration. The Stock Consideration,
          -------------------------------------
when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under this Agreement, the Investors' Rights Agreement and applicable state and federal securities laws. Based in part upon the representations of Seller in this Agreement and subject to the provisions of Section 5.5, the Stock Consideration will be issued in compliance with all applicable federal and state securities laws.

     5.10 Intellectual Property. Buyer owns or possesses sufficient legal
          ---------------------
rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and proprietary rights and processes necessary for its business without any conflict with, or infringement of, the rights of others. Buyer has not received any communications alleging that Buyer has violated or, by conducting its business, would violate any of the patents, trademarks, service marks, trade names, copyrights, trade secrets or other proprietary rights or processes of any other person or entity. Buyer is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee's best efforts to promote the interest of Buyer or that would conflict with Buyer's business. Neither the execution or delivery of this Agreement, nor the carrying on of Buyer's business by the employees of Buyer, nor the conduct of Buyer's business as proposed, will, to Buyer's Knowledge, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee is now obligated. Buyer does not believe it is or will be necessary to use any inventions of any of its employees (or persons it currently intends to hire) made prior to their employment by Buyer.

     5.11 Compliance with Other Instruments.
          ---------------------------------

          (a) Buyer is not in material violation or default of any provisions of its Articles of Incorporation or Bylaws or of any material instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound or of any provision of federal or state statute, rule or regulation applicable to Buyer. The execution, delivery and performance of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby or thereby will not result in any such material violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event which results in the creation of any material lien, charge or encumbrance upon any assets of Buyer.

          (b) Buyer has avoided every condition, and has not performed any act, the occurrence of which would result in Buyer's loss of any material right granted under any license, distribution agreement or other material agreement.

     5.12 Agreements; Action.
          ------------------

          (a) There are no material agreements, understandings or proposed transactions between Buyer and any of its officers, directors, affiliates, or any affiliate thereof.

          (b) Neither Buyer nor any of its subsidiaries has (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or incurred any other liabilities in excess of $100,000 or (iii) sold, exchanged or otherwise disposed of any of its assets or rights, other than in the ordinary course of business.

     5.13 No Conflict of Interest. Buyer is not indebted, directly or
          -----------------------
indirectly, to any of its officers or directors or to their respective spouses or children, in any amount whatsoever other than in connection with expenses or advances of expenses incurred in the ordinary course of business or relocation expenses of employees. To Buyer's Knowledge, none of Buyer's officers or directors, or any members of their immediate families, are, directly or indirectly, indebted to Buyer (other than in connection with purchases of Buyer's stock) or have any direct or indirect ownership interest in any firm or corporation with which Buyer is affiliated or with which Buyer has a business relationship, or any firm or corporation which competes with Buyer except that officers, directors and/or shareholders of Buyer may own stock in (but not exceeding two percent of the outstanding capital stock of) any publicly traded companies that may compete with Buyer. To Buyer's Knowledge, none of Buyer's officers or directors or any members of their immediate families are, directly or indirectly, interested in any material contract with Buyer. Buyer is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

     5.14 Rights of Registration. Except as contemplated in the Investors'
          ----------------------
Rights Agreement, Buyer has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity.

     5.15 Title to Property and Assets. Buyer owns its property and assets
          ----------------------------
free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens which arise in the ordinary course of business and do not materially impair Buyer's ownership or use of such property or assets. With respect to the property and assets it leases, Buyer is in compliance with such leases and, to its Knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances.

     5.16 Financial Statements. Buyer has made available to Seller its
          --------------------
unaudited financial statements (including balance sheet, income statement and statement of cash flows) as of and for the year ended December 31, 1999 and its unaudited financial statements (including balance sheet, income statement and statement of cash flows) as of and for the nine months ended September 30, 2000 (collectively, the "Buyer Financial Statements"). The Buyer Financial Statements
                    --------------------------
have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except that the unaudited Buyer Financial Statements may not contain all footnotes required by generally accepted accounting principles. The Buyer Financial Statements fairly present the financial condition and operating results of Buyer as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments. Except as set forth in the Buyer Financial Statements, Buyer has no material liabilities, contingent or otherwise, other than (a) liabilities incurred in the ordinary course of business subsequent to September 30, 2000, and (b) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements, which, in both cases, individually or in the aggregate are not material to the financial condition or operating results of Buyer.

     5.17 Changes.  Since September 30, 2000, there has not been:
          -------

         (a) any change in the assets, liabilities, financial condition or operating results of Buyer from that reflected in the Financial Statements, except changes in the ordinary course of business that have not been, in the aggregate, materially adverse;

          (b) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the business, properties, prospects, or financial condition of Buyer;

          (c) any waiver or compromise by Buyer of a valuable right or of a material debt owed to it;

          (d) any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by Buyer, except in the ordinary course of business and that is not material to the business, properties, prospects or financial condition of Buyer;

          (e) any material change in any compensation arrangement or agreement with any employee, officer, director or shareholder;

          (f) any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;

          (g) any resignation or termination of employment of any officer or key employee of Buyer; and Buyer, is not aware of any impending resignation or termination of employment of any such officer or key employee;

          (h) any mortgage, pledge, transfer of a security interest in, or lien, created by Buyer, with respect to any of its material properties or assets, except liens for taxes not yet due or payable;

          (i) any declaration, setting aside or payment or other distribution in respect to any of Buyer's capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by Buyer; or

          (j) any arrangement or commitment by Buyer to do any of the things described in this Section 5.18.

     5.18 Tax Returns and Payments.  Buyer has filed all tax returns and
          ------------------------
reports as required by law. These returns and reports are true and correct in all material respects. Buyer has paid all taxes and other assessments due.

     5.19 Insurance. Buyer has in full force and effect fire and casualty
          ---------
insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed.

     5.20 Labor Agreements and Actions. Buyer is not bound by or subject to
          ----------------------------
(and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the Knowledge of Buyer, has sought to represent any of the employees, representatives or agents of Buyer. There is no strike or other labor dispute involving Buyer pending, or to the Knowledge of Buyer threatened, which could have a material adverse effect on the assets, properties, financial condition, operating results, or business of Buyer, nor is Buyer aware of any labor organization activity involving its employees. The employment of each officer and employee of Buyer is terminable at the will of Buyer. To its Knowledge, Buyer has complied in all material respects with all applicable state and federal equal employment opportunity laws and with other laws related to employment.

     5.21 Confidential Information and Invention Assignment Agreements. Each
          ------------------------------------------------------------
employee, consultant and officer of Buyer has executed an agreement with Buyer regarding confidentiality and proprietary information substantially in the form or forms delivered to the counsel for the Purchasers. Buyer is not aware that any of its employees or consultants is in violation thereof, and Buyer will use its best efforts to prevent any such violation.

     5.22 Permits. Buyer and each of its subsidiaries has all franchises,
          -------
permits, licenses and any similar authority necessary for the conduct of its business, the lack of which could materially and adversely affect the business, properties, prospects, or financial condition of Buyer. Buyer is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

          5.23 Corporate Documents. The Articles of Incorporation and Bylaws of
               -------------------
Buyer are in the form provided to counsel for Seller. The copy of the minute books of Buyer provided to Seller's counsel contains minutes of all meetings of directors and shareholders and all actions by written consent without a meeting by the directors and shareholders since the date of incorporation and reflects all actions by the directors (and any committee of directors) and shareholders with respect to all transactions referred to in such minutes accurately in all material respects.

                                  Article VI.

                               Certain Covenants

          6.1. Covenants of Both Parties. Buyer, on the one hand, and Seller, on
               -------------------------
the other hand, each covenant to the other that:

               (a)  Notice. Each party shall give prompt written notice to each
                    ------
other party to this Agreement if an event occurs which makes it reasonably likely that a condition to the Closing set forth in Article VII or Article VIII will not be satisfied as of the Closing; provided, however, that the giving of
                                         --------  -------
any such notice shall not excuse such party's performance hereunder.

               (b)  Reasonable Best Efforts. The parties shall negotiate in good
                    -----------------------
faith and shall use their reasonable best efforts to fulfill all conditions to Closing set forth in this Agreement in order to consummate the transactions contemplated hereby by the Closing.

               (c)  Further Assurances. Both before and after the Closing, each
                    ------------------
party will cooperate in good faith with the other and will take all appropriate action and execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the transactions contemplated hereunder. From and after the Closing, Seller will promptly refer all inquiries with respect to the ownership of the Assets to Buyer and execute such documents as Buyer may reasonably request from time to time to evidence transfer of the Assets to Buyer, and Buyer will execute such documents as Seller may reasonably request from time to time to evidence assumption of the Assumed Liabilities.

               (d)  Allocation of Purchase Price. The Purchase Price shall be
                    ----------------------------
allocated among the Assets as mutually agreed by the parties and in the manner required by Section 1060 of the Code and regulations thereunder.

          6.2  Seller's Covenants.  Seller covenants to Buyer that:
               ------------------

               (a)   Access by Buyer. Seller shall allow Buyer and its
                     ---------------
Representatives, at Buyer's own expense during regular business hours and accompanied by Seller and its Representatives if Seller so desires, to inspect the Assets and to inspect the Books and Records, including information with respect to current costs, prices, financial information (including inventory, fixed assets and accruals) and promotional and marketing information and such other matters as Buyer may reasonably request in order to conduct its due diligence examination. All such information shall be provided to Buyer in such form as such information may presently exist or be readily available and, except as specifically provided in Article IV to the contrary, without representation or warranty as to the accuracy or completeness thereof.

               (b)  Management and Employee Cooperation. Upon Buyer's reasonable
                    -----------------------------------
request, and at Buyer's reasonable expense, Seller shall provide reasonable cooperation and assistance in transitioning the Business from Seller to Buyer from the Closing until the date thirty (30) days following the Closing.

               (c)  Conduct of Business. Except as contemplated by this
                    -------------------
Agreement and the nature of the transaction contemplated hereby, without the prior written consent of Buyer, Seller shall operate the Business in a manner consistent with the manner in which it is operating on the date hereof, and Seller shall not dispose or commit to dispose of any Assets except in the ordinary course of business. Specifically, and without intending to limit the foregoing in any manner, Seller shall not take any action that would result in a breach of Section 4.9 hereof. Notwithstanding anything to the contrary in this Agreement, Seller may engage in a Permitted Transaction. Seller shall collect the accounts receivable with respect to the Business outstanding on the date hereof only in the ordinary course of business and shall not use any special or extraordinary efforts to collect such receivables or discount any such receivables to encourage early payment prior to the Closing.

               (d)  Consents. As soon as practicable following the date hereof,
                    --------
Seller shall commence all reasonable action to obtain all applicable Permits, consents, approvals and agreements of, and to give all notices and make all filings with, any third parties and governmental authorities as may be necessary to authorize, approve or permit the full and complete sale, conveyance, assignment or transfer of the Assets and the Business. Buyer shall cooperate in good faith with Seller's efforts as provided in Section 6.1(c).

               (e)  Cooperation and Assistance with Customers of the Business.
                    ---------------------------------------------------------
If requested by Buyer, Seller shall agree to take reasonable cooperative steps to enable those customers of Seller who are customers of the Business to become customers of Buyer in its operation of the Business following the Closing.

               (f)  Removal of Marks. Seller shall remove from the Assets all
                    ----------------
instances of the "HearMe" name or identifying logo or other trademarks, trade names, brand names and service marks owned by Seller that are not to be included in the Assets, in a manner that does not detriment the functionality or appearance of the Assets.

               (g) *Use of ... Seller covenants and agrees that it will not use
                    ------
the ... (as defined in the .... ) and the ... and ... that is ... to ...
pursuant to the ... for any purpose, other than ... to ... and ... or ... in the
 ... to a ... (which ... in any ... by ... to ... to the ... (as defined in the ...) and ... as may be reasonably necessary to comply with any obligations owed to the Technology Licensees under the Technology License Agreements (the "Third
                                                                          -----
Party Licenses") by and between Seller and the Technology Licensees
--------------
(collectively, "Permitted Transactions"). Seller may enter into a Permitted
                ----------------------
Transaction in its sole discretion. Notwithstanding anything to the contrary in this Agreement, Buyer acknowledges that it is taking the Assets and licensing the Licensed Technology subject to the license grants set forth in the

__________
*  Material has been omitted pursuant to a request for confidential treatment

Third Party Licenses, except that Seller represents and warrants to Buyer that none of the Third Party Licenses restrict the use of the Assets or the Licensed Technology in connection with the conduct of the Business in the United States in the English language. The Third Party Licenses are not Assumed Contracts and all rights and obligations under the Third Party Licenses shall remain with Seller. The Technology Licensees shall not be deemed or construed as third party beneficiaries in any fashion under this Agreement.

          6.3  Buyer's Covenants.  Buyer covenants to Seller that:
               -----------------

               (a)  No Trademark or Name. Buyer acknowledges that it has and
                    --------------------
will have no right to use the "HearMe" name or identifying logo or other trademarks, tradenames, brand names and service marks owned by Seller (except for those included in the Assets) or any confusingly similar name or term; provided, however, that Buyer shall be entitled to use the intellectual property
--------  -------
of Seller described in this Section 6.3(a) for a reasonable period of time after the Effective Time as may be necessary for Buyer to remove such names from websites and other locations included in the Assets.

               (b)  User Database. Buyer acknowledges and agrees that all
                    -------------
information regarding users and members of the Business that is included in Seller's database of such information has been provided to Seller upon the terms and subject to the conditions of Seller's privacy policy and terms and conditions. Seller agrees that it will utilize such information in accordance with applicable Legal Requirements and such privacy policy and terms and conditions.

          6.4  Employment Matters.
               ------------------

               (a)  Employees. Effective as of the Closing, the employees
                    ---------
identified on Schedule 6.4(a) hereto (which Schedule may be amended from time to
              ---------------
time until the Closing by written letter agreement between the parties) (the "Employees") will be offered employment by Buyer. Seller shall cooperate with
 ---------
and provide reasonable assistance to Buyer in its efforts to secure satisfactory employment arrangements with the Employees. Seller hereby reserves the right to retain any persons working in the Business that are not identified on Schedule
                                                                      --------
6.4(a). Seller also reserves the right to retain any of the Employees that do
------
not accept Buyer's offer of employment.

               (b)  Obligations. Seller shall pay all amounts due or that would
                    -----------
otherwise have become due to the Employees with respect to their employment by Seller prior to the Effective Time, including accrued vacation time and amounts payable under any pension plan of Seller, and Buyer shall not assume any of Seller's employee benefit plans or policies or any obligation or liability thereunder.

               (c)  No Third Party Beneficiary Rights. Nothing contained in this
                    ---------------------------------
Agreement shall confer upon any Employee any right with respect to continuance of employment by Buyer, nor shall anything herein interfere with the right of Buyer to terminate the employment of any of the Employees at any time, with or without cause. No provision of this Agreement shall create any third party beneficiary rights in any Employee, any beneficiary or dependents thereof; with respect to the compensation, terms and conditions of employment and benefits that may be provided to any Employee by Buyer or under any benefit plan which Buyer may maintain.

               (d)  Employee Benefits. Effective immediately after the Closing,
                    -----------------
Buyer shall cause the Employees that accept Buyer's offer of employment to be covered by one or more benefit plans made available to Buyer's employees generally which shall provide benefits to the Employees that accept Buyer's offer of employment and their dependents.

          6.5  Non-Competition.
               ---------------

               (a)  Restrictions on Competitive Activities. Seller agrees that,
                    --------------------------------------
after the Closing, Buyer shall be entitled to the goodwill and going concern value of the Business and to protect and preserve the same to the maximum extent permitted by law. For these and other reasons and as an inducement to Buyer to enter into this Agreement, Seller agrees that for a period of five years after the Closing Date Seller will not, directly or indirectly, for its own benefit or as agent for another, carry on or participate in the ownership, management or control of, or be employed by, or consult for or otherwise render services to (other than in the ordinary course of its other business activities, which are not directly related to the Business), any other present or future business enterprise that engages in the business of providing online game and live voice chat communities in the United States; provided, however, that Seller may (i)
                                       --------  -------
engage in a Permitted Transaction and (ii) hold and make passive equity investments in connection with which Seller does not render any managerial, consulting or strategic services or advice.

               (b) Special Remedies and Enforcement. Seller recognizes and
                   --------------------------------
agrees that a breach by Seller of any of the covenants set forth in Section 6.5(a) could cause irreparable harm to Buyer, that Buyer's remedies at law in the event of such breach would be inadequate, and that, accordingly, in the event of such breach a restraining order or injunction or both may be issued against Seller, in addition to any other rights and remedies which are available to Buyer. If the provisions of Section 6.5(a) are more restrictive than permitted by the laws of any jurisdiction in which Buyer seeks enforcement hereof, then Section 6.5(a) shall be limited to the extent required to permit enforcement under such laws. In particular, the parties intend that the covenants contained in Section 6.5(a) shall be construed as a series of separate covenants, one for each county specified in each state of the United States. Except for geographic coverage, each such separate covenant shall be deemed identical in terms. If, in any judicial proceeding, a court shall refuse to enforce any of the separate covenants deemed included in this paragraph, then such unenforceable covenant shall be deemed eliminated from these provisions for the purpose of those proceedings to the extent necessary to permit the remaining separate covenants to be enforced.

          6.6  Nondisclosure of Proprietary Data. After the Closing, neither
               ---------------------------------
Seller nor any of its representatives shall, at any time, make use of, divulge or otherwise disclose, directly or indirectly, any trade secret or other proprietary data (including, but not limited to, any customer list, user list, member list or visitor list (together with all associated data and databases), record or financial information) concerning the Business or the business or policies of Seller related to the Business that Seller or any representative of Seller may have learned as an owner or a shareholder, employee, officer or director of the Business. In addition, neither Seller nor any of its representatives shall make use of, divulge or otherwise disclose, directly or indirectly, to persons other than Buyer, any confidential information concerning the Business that may have been learned in any such capacity. Notwithstanding the restrictions of this Section 6.6, Seller shall not be precluded from disclosing any such confidential or proprietary information
(a) which is required to be disclosed by law, court order, governmental order or decree; provided, that Seller has provided notice to Buyer of such disclosure and given Buyer the opportunity to seek a protective order with respect to the information proposed to be disclosed; or (b) to an insurance carrier or lender, subject to appropriate confidentiality restrictions, (c) which is in the public domain at the time of disclosure through no fault of Seller

                                  Article VII.

                       Conditions to Seller's Obligations

          The obligations of Seller to consummate the transactions provided for hereby are subject to the satisfaction of or waiver by Seller, on or prior to the Closing, of each of the following conditions:

          7.1  Representations, Warranties and Covenants. All representations
               -----------------------------------------
and warranties of Buyer contained in this Agreement shall be true and correct in all material respects at and as of the Effective Time as though such representations and warranties were made at and as of the Effective Time, and Buyer shall have performed in all material respects all agreements and covenants required hereby to be performed by it prior to or at the Closing.

          7.2  Consents. All material consents, waivers, approvals and
               --------
authorizations of, and declarations, filings and registrations with, governmental or regulatory authorities and other parties or entities required in connection with the transfer by Seller of the Assets to Buyer as contemplated hereby shall have been obtained or made.

          7.3  No Governmental Proceedings or Litigation. No suit, action or
               -----------------------------------------
other legal or administrative proceeding by any governmental authority or any other party or entity shall have been instituted and remain unresolved which questions the validity or legality of the transactions contemplated hereby.

          7.4  Certificates. Buyer shall furnish Seller with such certificates
               ------------
of its officers and others to evidence compliance with the foregoing conditions set forth in this Article VII as may be reasonably requested by Seller.

          7.5  Corporate Documents. Seller shall have received from Buyer
               -------------------
resolutions adopted by the board of directors of Buyer approving this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby, certified as true and correct by its Secretary or Assistant Secretary.

          7.6  Opinion of Counsel. Seller shall have received the opinion of
               ------------------
O'Melveny & Myers LLP, counsel to Buyer, substantially in the form attached hereto as Exhibit H and reasonably satisfactory in form and scope to Seller.

          7.7  Ancillary Agreements. Each of the Ancillary Agreements shall have
               --------------------
been validly executed and delivered by the parties thereto (including the Escrow Agent, as applicable) and shall remain in full force and effect.

          7.8  Opinion of Delaware Counsel. Seller shall have received the
               ---------------------------
opinion of Richards, Layton & Finger, Delaware counsel to Seller, to the effect that the transactions contemplated by this Agreement do not require the approval of the stockholders of Seller under Section 271 of the General Corporation Law of the State of Delaware.

          7.9  Rights Agreement Amendment. The Rights Agreement Amendment shall
               --------------------------
have been duly and validly executed and delivered by the parties hereto, each Purchaser (as defined in the Investors' Rights Agreement) and the holders of a majority of the outstanding shares of Common Stock held by the Shareholders (as defined in the Investors' Rights Agreement) and shall remain in full force and effect.

          7.10*... Agreement. Seller shall have reviewed Buyer's agreements
                   ---------
relating to ... and shall be satisfied with ... ability ... to meet its obligations ...

                                  Article VIII.

                        Conditions to Buyer's Obligations

          The obligations of Buyer to consummate the transactions provided for hereby are subject to the satisfaction of or waiver by Buyer, on or prior to the Closing, of each of the following conditions:

          8.1  Representations, Warranties and Covenants. All representations
               -----------------------------------------
and warranties of Seller contained in this Agreement shall be true and correct in all material respects at and as of the Effective Time as though such representations and warranties were made at and as of the Effective Time, and Seller shall have performed in all material respects all agreements and covenants required hereby to be performed by it prior to or at the Closing.

          8.2  Consents. All material consents, waivers, approvals and
               --------
authorizations of or by, and declarations, filings and registrations with, governmental or regulatory authorities and other parties or entities required in connection with the transfer by Seller of the Assets to Buyer as contemplated hereby shall have been obtained or made.

          8.3  No Governmental Proceedings or Litigation. No suit, action or
               -----------------------------------------
other legal or administrative proceeding by any governmental authority or any other party or entity shall have been instituted and remain unresolved which questions the validity or legality of the transaction contemplated hereby and which could reasonably be expected to materially and adversely affect the right or ability of Buyer to own, operate or possess the Assets after the Effective Time.

__________
*  Material has been omitted pursuant to a request for confidential treatment

          8.4  Certificates. Seller shall furnish Buyer with such certificates
               ------------
of Sellers' officers and others to evidence compliance with the foregoing conditions set forth in this Article VIII as may be reasonably requested by Buyer.

          8.5  Corporate Documents. Buyer shall have received from Seller
               -------------------
resolutions adopted by its board of directors approving this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby and certified as true and correct by its corporate secretary or assistant secretary.

          8.6  No Material Adverse Change. There shall not have occurred any
               --------------------------
material adverse change in the Business or the condition of the Assets from the date of this Agreement to the Closing.

          8.7  Opinion of Counsel. Buyer shall have received from Seller the
               ------------------
opinion of Venture Law Group, A Professional Corporation, counsel to Seller, substantially in the form attached hereto as Exhibit I, and reasonably satisfactory in form and scope to Buyer.

          8.8  Ancillary Agreements. Each of the Ancillary Agreements shall have
               --------------------
been validly executed and delivered by the parties thereto (including the Escrow Agent, as applicable) and shall remain in full force and effect.

          8.9  Rights Agreement Amendment. The Rights Agreement Amendment shall
               --------------------------
have been duly and validly executed and delivered by the parties hereto, each Purchaser (as defined in the Investors' Rights Agreement) and the holders of a majority of the outstanding shares of Common Stock held by the Shareholders (as defined in the Investors' Rights Agreement) and shall remain in full force and effect.

                                   Article IX.

                      Actions by Parties After the Closing

          9.1  Books and Records. From and after the Closing, each party agrees
               -----------------
that it will cooperate with and make available to the other party and its Representatives, subject to Section 10.11, during normal business hours upon prior written request specifying the need therefor, all Books and Records, information and employees (without substantial disruption of employment) relating to the Assets retained and remaining in existence after the Closing which are reasonably necessary or useful in connection with any tax inquiry, audit, investigation or dispute, any litigation or investigation or any other reasonable business purpose. The party requesting any such Books and Records, information or employees shall bear all of the out-of-pocket costs and expenses (including attorneys' fees, but excluding reimbursement for salaries and employee benefits) reasonably incurred in connection with providing such Books and Records, information or employees.

          9.2  Resale Certificates. Buyer will provide Seller with such resale
               -------------------
certificates or other documents as may be required or contemplated by the laws of the State of California or any other applicable jurisdiction; provided, however, that the provision of such
                               --------  -------
certificates shall not relieve Buyer of any obligation pursuant to Section 2.4).

          9.3  Indemnification.
               ---------------

               (a)  By Seller. From and after the Effective Time and subject to
                    ---------
the limitations set forth in Section 9.3(e)(ii), Seller shall indemnify, save and hold harmless Buyer and its Affiliates, and their respective Representatives, from and against any and all Damages caused by, arising out of, resulting from or incurred in connection with (i) any misrepresentation or breach of any representation or warranty by Seller in or pursuant to this Agreement, (ii) the non-fulfillment of any covenant or agreement made by Seller in or pursuant to this Agreement, (iii) the Excluded Liabilities, (iv) any liability or obligation of Seller or any of its Affiliates not assumed by Buyer hereunder, (v) any third party claims in respect of the Assets, Assumed Liabilities or the Business (or regarding the conduct of the Business) from circumstances which arise prior to the Closing that are asserted after the Closing, or (vi) any tax liability relating to the ownership of the Assets or the operation of the Business on or prior to the Effective Time.

               (b)  By Buyer. From and after the Effective Time and subject to
                    --------
the limitations set forth in Section 9.3(e)(iii), Buyer shall indemnify, save and hold harmless Seller and its Affiliates, and their respective Representatives, from and against any and all Damages caused by, arising out of, resulting from or incurred in connection with (i) any misrepresentation or breach of any representation or warranty by Buyer in this Agreement, (ii) the non-fulfillment of any covenant or agreement made by Buyer in or pursuant to this Agreement, (iii) any of the Assumed Liabilities and (iv) the ownership of the Assets from and after the Effective Time to the extent such Damages arise out of transactions, events or inaction of Buyer occurring on or after the Effective Time.

               (c)  Notice of and Defense of Third Party Claims.
                    -------------------------------------------

                    (i) For the purpose of this Article IX, the term "Indemnifying Party" when used in connection with a particular Claim shall mean
 ------------------
the party having an indemnification obligation pursuant to this Article IX, and the term "Indemnified Party" when used in connection with a particular Claim
          -----------------
shall mean the persons having the right to be indemnified pursuant to this
Article IX. Each party agrees that as promptly as practical under the circumstances after it becomes aware of facts or circumstances giving rise to a claim by it for indemnification pursuant to this Article IX (a "Claim"),
                                                                -----
including the filing of any lawsuit or enforcement action by any third party (a "Third Party Claim"), such party will provide notice thereof in writing (a
 -----------------
"Claim Notice") to the Indemnifying Party (and the Escrow Agent, if such Claim
 ------------
is made by Buyer) with respect to such Claim specifying in reasonable detail the nature and specific basis to the extent then known by the Indemnified Party for such Claim and to the extent feasible the estimated amount of Damages attributable thereto; provided, however, that the failure of any Indemnified
                      --------  -------
Party to give timely notice shall not affect its rights to indemnification hereunder except to the extent that the Indemnifying Party demonstrates Damage, including inability to assert rights, defenses or counterclaims, caused by such failure.

                    (ii) With respect to Third Party Claims, after such notice the Indemnifying Party shall be entitled, if it so elects, to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing to the effect that the Indemnifying Party will indemnify the Indemnified Party from and against the Damages caused by the Third Party Claim and (B) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently. The Indemnified Party shall cooperate in all reasonable respects with the Indemnifying Party and such attorneys in the investigation, trial and defense of any lawsuit or action with respect to any such Third Party Claim and any appeal arising therefrom, including the filing in the Indemnified Party's name of appropriate cross claims and counterclaims. The Indemnified Party may, at its own cost, participate in any investigation, trial and defense of such Third Party Claim controlled by the Indemnifying Party and any appeal arising therefrom. If the Indemnified Party joins in any such Third Party Claim, the Indemnifying Party shall have full authority to determine all action to be taken with respect thereto; provided,
                                                                    --------
however, that the Indemnifying Party will not (y) consent to the entry of any
-------
judgment or enter into any settlement with respect to the Third Party Claim or
(z) be liable for any settlement of any such Third Party Claim without, in each instance, the Indemnified Party's express written consent, which shall not be unreasonably withheld. At any time after the commencement of defense of any such Third Party Claim, the Indemnifying Party may request the Indemnified Party to agree in writing to the abandonment of such contest or to the payment or compromise by the Indemnifying Party of any such Third Party Claim, whereupon such action shall be taken unless the Indemnified Party determines that the contest should be continued and so notifies the Indemnifying Party in writing within fifteen (15) days of such request from the Indemnifying Party. If the Indemnified Party determines that the contest should be continued, the Indemnifying Party shall be liable hereunder only to the extent of the lesser of
(y) the amount which the other party(ies) to the contested Third Party Claim had agreed to accept in payment or compromise as of the time the Indemnifying Party made its request therefor to the Indemnified Party or (z) such amount for which the Indemnifying Party may be liable with respect to such Third Party Claim by reason of the provisions hereof.

                    (iii) If the Indemnifying Party shall object to any Claim pursuant to this Agreement, the Indemnifying Party shall give written notice of such objection to the Indemnified Party (and the Escrow Agent, if such objection is made by Seller) within thirty (30) days after the date that the Notice of Claim is given to the Indemnifying Party (and the Escrow Agent, if applicable) (the "Notice Date"). If the Indemnifying Party does not give notice of an
      -----------
objection within thirty (30) days after the Notice Date, or shall have agreed within such thirty (30)-day period that such Claim should be paid, the Indemnifying Party (or the Escrow Agent, if the Indemnifying Party is Seller) shall, subject to the terms and conditions of this Section 9.3 and the Escrow Agreement, promptly cause to be transferred to the Indemnified Party an amount equal to that set forth in the Notice of (or such lesser amount agreed in writing by the Indemnified Party and the Indemnifying Party).

                    (iv) In case the Indemnifying Party shall object in writing to any claim or claims by the Indemnified Party, the Indemnifying Party and the Indemnified Party shall attempt in good faith for thirty (30) days thereafter to agree upon the rights of the respective parties with respect to each of such claims. If the Indemnifying Party and the Indemnified Party should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties (and provided to the Escrow Agent, if such claim is made by Buyer) and the Indemnifying Party (or the Escrow Agent, if the Indemnifying Party is Seller) shall pay to the Indemnified Party such agreed upon amount. If no such agreement can be reached after good faith negotiation, either the Indemnified Party or the Indemnifying Party may, by written notice to the other, demand that the matter be settled by arbitration unless the amount of the damage or loss is at issue in pending litigation with a third party, in San Mateo County, California, and, except as herein specifically stated, in accordance with the commercial arbitration rules of the American Arbitration Association ("AAA Rules") then in effect. However, in all events,
                          ---------
these arbitration provisions shall govern over any conflicting rules which may now or hereafter be contained in the AAA Rules. Any judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction over the subject matter thereof. The arbitrator shall have the authority to grant any equitable and legal remedies that would be available in any judicial proceeding instituted to resolve the matter. Any such arbitration shall be conducted before a single arbitrator who shall be compensated for his or her services at a rate to be determined by the parties or by the American Arbitration Association, but based upon reasonable hourly or daily consulting rates for the arbitrator in the event the parties are not able to agree upon his or her rate of compensation. Buyer and Seller shall bear the expense of deposits and advances required by the arbitrator in equal proportions, but either party may advance such amounts, subject to recovery as an addition or offset to any award. The arbitrator shall award to the prevailing party, as determined by the arbitrator, all costs, fees and expenses related to the arbitration, including reasonable fees and expenses of attorneys, accountants and other professionals incurred by the prevailing party. The American Arbitration Association shall have the authority to select an arbitrator from a list of arbitrators who are lawyers familiar with California contract law; provided, however, that such lawyers cannot work for a firm then performing services for either party, that each party shall have the opportunity to make such reasonable objection to any of the arbitrators listed as such party may wish and that the American Arbitration Association shall select the arbitrator from the list of arbitrators as to whom neither party makes any such objection. In the event that the foregoing procedure is not followed, each party shall choose one person from the list of arbitrators provided by the American Arbitration Association (provided that such person does not have a conflict of interest), and the two persons so selected shall select from the list provided by the American Arbitration Association the person who shall act as the arbitrator.

                    (v) Payments by an Indemnified Party of amounts for which such Indemnified Party is indemnified hereunder shall not be a condition precedent to recovery. Seller's obligation to indemnify Buyer, and Buyer's obligation to indemnify Seller, shall not limit any other rights, including without limitation rights of contribution, which either party may have under statute or common law.

               (d)  Limitation on Representations and Warranties.
                    --------------------------------------------

                    (i) The representations and warranties of Seller contained in Article IV and the representations and warranties of Buyer contained in
Article V shall survive the

Closing and terminate on the first anniversary of the Closing (the "Escrow
                                                                    ------
Termination Date"). No action can be brought with respect to any breach of any
----------------
representation or warranty on the part of either party under this Agreement, including under the provisions of Section 9.3(a)(i) and 9.3(b)(i), unless a Claim Notice specifying the breach of the representation and warranty forming the basis of such Claim has been delivered to the party alleged to have breached such representation and warranty prior to the Escrow Termination Date.

                    (ii) Seller shall not be liable to Buyer under Section 9.3(a)(i) for any Damages arising out of a Claim unless the amount of Damages exceeds $75,000, in which case Seller shall be liable to Buyer for only amounts in excess of such sum.

                    (iii) Buyer shall not be liable to Seller under Section 9.3(b)(i) for any Damages arising out of a Claim unless the amount of Damages exceeds $75,000, in which case Seller shall be liable to Buyer for only amounts in excess of such sum.

                    (iv) Neither party shall be liable for any Damages that, together with any liability under the indemnification obligations of any Ancillary Agreement, exceed the Purchase Price in the aggregate. In the event that Seller shall be liable for Damages in excess of the Escrow Fund or for any liability under the indemnification obligations of any Ancillary Agreement, Seller may, at its option, satisfy such Damages by transferring shares of the Stock Consideration to Buyer. For the purpose of satisfaction of Damages, each share shall be valued at $10.90 per share (as adjusted for stock splits, stock dividends, recapitalizations and the like). The parties acknowledge and agree that they are utilizing this valuation solely for such purpose, and such valuation is not intended to be used as a determination of the current value of the Common Stock of Buyer or any future estimated value of the Common Stock of Buyer.

                    (v)    Notwithstanding anything to the contrary in this
Section 9.3, in the event that a Third Party Claim is asserted against Buyer by any Technology Licensee relating to (i) the transactions contemplated by this Agreement or any Ancillary Agreement or (ii) the Assets or Licensed Technology, any Damages arising out of such Third Party Claim shall be payable by Seller in cash without regard to the escrow described in Section 9.3(e) or any of the provisions of Section 9.3(d)(ii) or 9.3(d)(iv).

               (e)  Escrow. Subject to this Section 9.3 and the terms and
                    ------
conditions of the Escrow Agreement, the Escrow Consideration shall be retained by the Escrow Agent until the Escrow Termination Date. Upon the Escrow Termination Date, the Escrow Agent shall deliver to Seller all remaining Escrow Consideration; provided, however, that amounts may be withheld with respect to unsatisfied Claims until the resolution of such Claims in accordance with this
Section 9.3 and the Escrow Agreement.

               (f)  Offset. Seller may withhold and set off against any amount
                    ------
otherwise due Buyer any amount as to which Buyer is obligated to pay Seller pursuant to this Agreement. Buyer may withhold and set off against any amount otherwise due Seller any amount as to which Seller is obligated to pay Buyer pursuant to this Agreement.

                  (g)      No Personal Liability. No individual Representative
                           ---------------------
of any party shall be personally liable for any Damages under the provisions of this Section 9.3 or any other provision of this Agreement. Nothing herein shall relieve any party of any liability to make any payment expressly required to be made by such party pursuant to this Agreement.

                  (h)      Tax Effect of Payments. The amount of any payments
                           ----------------------
required to be made under this Article IX shall be reduced by the amount of any tax or insurance benefit actually received by (including by refund or by reduction of or offset against taxes otherwise payable) the recipient by reason of the payment or incurrence by such recipient of the item for which the indemnity is being sought. Each party shall notify the other of such receipt of any such tax or insurance benefits. In addition, each party agrees to treat all payments required to be made under this Article IX for tax purposes as an adjustment to the Purchase Price.

                  (i)      Bulk Sale Compliance. Subject to Buyer's rights to
                           --------------------
indemnification under Section 9.3(a), Buyer hereby waives compliance by Seller with the provisions of the bulk sales laws of California and Seller shall pay and discharge when due all claims of creditors that could be asserted against Buyer by reason of such non-compliance to the extent that such claims are not specifically assumed by Buyer.

                                  Article X.

                                 Miscellaneous

         10.1     Termination. This Agreement and the transactions contemplated
                  -----------
hereby may be terminated or abandoned at any time prior to the Closing:

                  (a)      by the mutual written agreement of Buyer and Seller;

                  (b) by the written notice from either Buyer to Seller or from Seller to Buyer if the Closing shall not have occurred on or prior to the Outside Date;

                  (c) by any party if a final nonappealable judgment has been entered against such party or any of its Affiliates restraining, prohibiting, or declaring illegal the consummation of this Agreement or the transactions contemplated hereby or which imposes or awards damages which would have a material adverse effect on the economic benefits contemplated hereby;

                  (d)      by Buyer if there is

                           (i)      a material breach of any representation or
warranty set forth in Article IV or any covenant or agreement to be complied with or performed by Seller pursuant to the terms of this Agreement, Buyer has notified Seller of the material breach, and the material breach has continued without cure for a period of fifteen (15) days after the notice of the material breach;

                           (ii)     the failure of a condition set forth in
Article VIII to be satisfied (and such condition is not waived in writing by Buyer) on the Closing (unless the failure results primarily from Buyer itself breaching any representation, warranty, or covenant contained in this Agreement);

                  (e)      by Seller if there is:

                           (i)      a material breach of any representation or
warranty set forth in Article V or any covenant or agreement to be complied with or performed by Buyer pursuant to the terms of this Agreement, Seller has notified Buyer of the material breach, and the material breach has continued without cure for a period of fifteen (15) days after the notice of the material breach; or

                           (ii)     the failure of a condition set forth in
Article VII to be satisfied (and such condition is not waived in writing by Seller) on or prior to the Closing (unless the failure results primarily from Seller itself breaching any representation, warranty, or covenant contained in this Agreement).

Notwithstanding the above, a party shall not be allowed to exercise any right of termination pursuant to this Section 10.1 if the event giving rise to the termination right shall be due to the failure of such party seeking to terminate this Agreement to perform or observe in any material respect any of the covenants or agreements set forth to be performed observed by such party. If this Agreement is terminated as permitted under this Section 10.1, such termination shall be without liability of or to any party to this Agreement, or any Representative or such party; provided, however, if such termination shall
                                  --------  -------
result from the willful failure of any party to fulfill a condition to the performance of any other party or from a material and willful breach by any party of this Agreement, then such party shall be fully liable for any and all damages sustained or incurred by the other party or parties in connection with such failure or breach.

         10.2 Assignment. Neither this Agreement nor any of the rights or
              ----------
obligations hereunder may be assigned by Buyer without the prior written consent of Seller or by Seller without the prior written consent of Buyer. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and no other person shall have any right, benefit or obligation hereunder.

         10.3 Notices. Unless otherwise provided herein, any notice, request,
              -------
instruction or other document to be given hereunder by either party to the other shall be in writing and delivered by telecopy or other facsimile (with receipt acknowledged), delivered personally or by overnight courier or mailed by certified mail, postage prepaid, return receipt requested (such mailed notice to be effective on the date such receipt is acknowledged or refused), as follows:

                  If to Seller, addressed to:

                           HearMe
                           685 Clyde Avenue
                           Mountain View, California 94043
                           Attn: Chief Financial Officer
                           Fax:  (650) 429-3911

                  With a copy to:

                           Venture Law Group
                           2775 Sand Hill Road
                           Menlo Park, California  94025
                           Attn:  Jeffrey Y. Suto
                           Fax:  (650) 233-8386

                  If to Buyer, addressed to:

                           GameSpy Industries, Inc.
                           18002 Sky Park Circle
                           Irvine, California  92614
                           Attn:  Chief Executive Officer
                           Fax:  (949) 798-4299

                  With a copy to:

                           O'Melveny & Myers LLP
                           114 Pacifica, Suite 100
                           Irvine, California  92618
                           Attn:  David Hayes
                           Fax:  (949) 737-2300

or to such other place and with such other copies as either party may designate as to itself by written notice to the other.

         10.4 Choice of Law. This agreement shall be construed, interpreted and
              --------------
the rights of the parties determined in accordance with the laws of the State of California (without reference to the choice of law provisions thereof).

         10.5 Entire Agreement; Amendments and Waivers. This Agreement, together
              ----------------------------------------
with all exhibits and schedules hereto, and with the Non-Disclosure Agreement by and between Seller and Buyer and the letter agreement dated November 15, 2000 by and between Seller and Buyer, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

         10.6 Multiple Counterparts. This Agreement may be executed in one or
              ---------------------
more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         10.7 Expenses. Except as otherwise specified in this Agreement, each
              --------
party hereto shall pay its own legal, accounting, out-of-pocket and other expenses incident to this Agreement and to any action taken by such party in preparation for carrying this Agreement into effect.

         10.8 Invalidity. In the event that any one or more of the provisions
              ----------
contained in this Agreement or in any other instrument referred to herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such provision or provisions shall be judicially reformed consistent with the parties' intentions so as to be valid, legal and enforceable to the maximum extent possible and such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

         10.9 Titles. The titles, captions or headings of the Articles and
              ------
Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

         10.10 Publicity. Unless otherwise required by law, no party shall issue
               ---------
any press release or make any public statement regarding the transactions contemplated hereby, without the prior approval of the other party. If it is determined that any press release or public statement regarding the transactions contemplated hereby is required by law, the party required to make such disclosure will (a) notify the other party five (5) days in advance of such disclosure, (b) coordinate with the other party regarding the content of such disclosure and (c) disclose only such information as is required by law to be disclosed. Seller and Buyer shall consult with each other regarding any mutual press release which the parties believe is necessary or desirable to issue with respect to the transactions contemplated by this Agreement.

         10.11 Confidential Information. Buyer and Seller each shall hold, and
               ------------------------
shall cause their respective officers, employees, agents, consultants and advisors to hold, in strict confidence, unless compelled to disclose by judicial or administrative process or, in the opinion of legal counsel, by other requirements of law, all confidential information concerning any other party hereto furnished and designated as confidential by such other party or its representatives pursuant to this Agreement (except to the extent that such information can be shown to have been (a) available to such party on a non-confidential basis prior to its disclosure by such other party, (b) in the public domain through no fault of such party or (c) later lawfully acquired from other sources by such party), and no party shall release or disclose such information to any other person, except to its auditors, attorneys, financial advisors, bankers, and other consultants and advisors who shall be advised of the provisions of this Section 10.11. Each party shall be deemed to have satisfied its obligation to hold confidential information concerning or supplied by any other party if it exercises the same care as it takes to preserve confidentiality for its own similar information. Buyer and Seller hereby expressly agree that the Purchase Price shall be considered confidential information as contemplated by this Section 10.11.

         10.12 Insurance. Seller shall continue all customary insurance policies
               ---------
in effect at the time of this Agreement insuring the operations of the Business comprising the Assets until the end of the day on the day of the Closing, unless Buyer shall have earlier obtained appropriate coverage and notified Seller in writing to that effect. Buyer acknowledges that Seller is terminating all insurance coverage relating to the Business, Assets and Employees as of the Closing and that it is the responsibility of Buyer to obtain insurance policies which will allow Buyer to make claims for any occurrence (as defined in the applicable insurance policy or policies), whether prior to or after the Closing.

         10.13 Sale of Assets Only. This Agreement constitutes a sale of certain
               -------------------
assets of Seller only and is not a sale of any stock in any entity comprising Seller.

         10.14 Attorneys Fees. If any action at law or in equity is necessary to
               --------------
enforce or interpret the terms of this Agreement or to protect the rights obtained hereunder, the prevailing party, as determined by the arbitrator or the judge, as the case may be, shall be entitled to its reasonable attorneys' fees, costs, and disbursements in addition to any other relief to which it may be entitled. The rights and remedies of the parties under this Agreement and the other agreements related hereto, and all other letters, certificates or documents executed in connection herewith and therewith are cumulative and not exclusive of any rights, remedies, powers and privilege that may otherwise be available to the parties hereto.

         The parties hereto have caused this Agreement to be duly executed by their respective duly authorized officers as of the date first set forth above.

                                      SELLER:

                                      HEARME

                                      By:   /s/ Robert Csongor
                                         ---------------------------------------

                                      Name:    Robert Csongor
                                           -------------------------------------

                                      Title:   Chief Executive Officer
                                            ------------------------------------




                                      BUYER:

                                      GAMESPY INDUSTRIES, INC.

                                      By:    /s/ Mark Surfas
                                         ---------------------------------------

                                      Name:     Mark Surfas
                                           -------------------------------------

                                      Title: Chief Executive Officer
                                            ------------------------------------








                  SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT

                                    EXHIBIT A
                                    ---------
                                ESCROW AGREEMENT

                                ESCROW AGREEMENT

         This Escrow Agreement, dated as of January 19, 2001, is by and among GAMESPY INDUSTRIES, INC., a California corporation ("Buyer"), HEARME, a Delaware corporation (the "Seller"), and U.S. BANK TRUST, NATIONAL ASSOCIATION, as escrow agent ("Escrow Agent").

         This is the Escrow Agreement referred to in the Asset Purchase Agreement dated December 18, 2000 (the "Purchase Agreement") between the Buyer and the Seller. Capitalized terms used in this Escrow Agreement without definition shall have the respective meanings given to them in the Purchase Agreement.

         The parties, intending to be legally bound, hereby agree as follows:

1.       ESTABLISHMENT OF ESCROW

         (a) Pursuant to Sections 2.2 and 9.3 of the Purchase Agreement, Buyer is depositing with Escrow Agent 360,733 shares of Buyer Common Stock, together with distributions thereof (the "Escrow Shares"). Escrow Agent acknowledges receipt thereof.

         (b) Solely for the purposes of this Escrow Agreement, each Escrow Share shall be valued at $10.90. The parties hereto recognize that they are utilizing this valuation solely for the purposes of this Escrow Agreement, and such valuation is not intended to be used as a determination of the current value of the Buyer Common Stock or any future estimated value of the Buyer Common Stock.

         (c) In addition, from time to time hereunder, Buyer shall deposit with Escrow Agent additional shares of Buyer Common Stock or other equity securities issued or distributed by Buyer (including shares issued upon a stock split) in respect of the Escrow Shares, and any such shares shall be treated as Escrow Shares hereunder.

2.       ESCROW AGENT

         Escrow Agent hereby agrees to act as escrow agent and to hold, safeguard and disburse the Escrow Shares pursuant to the terms and conditions hereof.

3.       CLAIMS

         (a) From time to time on or before the first anniversary of the date hereof, Buyer may give notice (a "Notice") to Seller and Escrow Agent specifying in reasonable detail the nature and dollar amount of any claim (a "Claim") it may have under Section 9.3 of the Purchase Agreement. If Seller gives notice to Buyer and Escrow Agent disputing any Claim (a "Counter Notice") within 30 days following receipt by Escrow Agent of the Notice regarding such Claim, such Claim shall be resolved as provided in Section 3(b). If no Counter Notice is received by Escrow Agent within such 30-day period, then the number of Escrow Shares equal to the value of the aggregate dollar amount of damages claimed by Buyer as set forth in its Notice shall be deemed established for purposes of this Escrow Agreement and the Purchase Agreement and, at the end of such 30-day period, Escrow Agent shall deliver to Buyer the number of Escrow Shares equal to the value of the aggregate dollar amount claimed in the Notice from (and only to the extent of) the Escrow Shares. Escrow Agent shall not inquire into or consider whether a Claim complies with the requirements of the Purchase Agreement.

     (b) If a Counter Notice is given with respect to a claim and the parties have not resolved the dispute hereunder (the "Dispute") within thirty (30) days, the Dispute shall be settled by arbitration in San Mateo County, California, and, except as herein specifically stated, in accordance with the commercial arbitration rules of the American Arbitration Association ("AAA Rules") then in
                                                            ---------
effect. However, in all events, these arbitration provisions shall govern over any conflicting rules which may now or hereafter be contained in the AAA Rules. Any judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction over the subject matter thereof. The arbitrator shall have the authority to grant any equitable and legal remedies that would be available in any judicial proceeding instituted to resolve a Dispute. The Escrow Agent shall make payment or delivery with respect to the Escrow Shares only in accordance with (i) joint written instructions of Buyer and Seller or (ii) an executed memorandum evidencing a final, binding award of the arbitrator (the "Award"). The Award shall be provided to the Escrow Agent and the Escrow Agent shall be entitled to rely on any such Award and shall distribute the Escrow Shares in accordance with the terms thereof..

     (c) Any such arbitration shall be conducted before a single arbitrator who shall be compensated for his or her services at a rate to be determined by the parties or by the American Arbitration Association, but based upon reasonable hourly or daily consulting rates for the arbitrator in the event the parties are not able to agree upon his or her rate of compensation. Buyer and Seller shall bear the expense of deposits and advances required by the arbitrator in equal proportions, but either party may advance such amounts, subject to recovery as an addition or offset to any award. The arbitrator shall award to the prevailing party, as determined by the arbitrator, all costs, fees and expenses related to the arbitration, including reasonable fees and expenses of attorneys, accountants and other professionals incurred by the prevailing party.

     (d) The American Arbitration Association shall have the authority to select an arbitrator from a list of arbitrators who are lawyers familiar with California contract law; provided, however, that such lawyers cannot work for a firm then performing services for either party, that each party shall have the opportunity to make such reasonable objection to any of the arbitrators listed as such party may wish and that the American Arbitration Association shall select the arbitrator from the list of arbitrators as to whom neither party makes any such objection. In the event that the foregoing procedure is not followed, each party shall choose one person from the list of arbitrators provided by the American Arbitration Association (provided that such person does not have a conflict of interest), and the two persons so selected shall select from the list provided by the American Arbitration Association the person who shall act as the arbitrator.

     (e) No fractional shares shall be delivered to satisfy any Claims. Instead, in the event that the Escrow Shares to be distributed would include a fractional share, the parties hereto agree that the Escrow Agent shall round such fraction up to a whole share.

4.       TERMINATION OF ESCROW

         On the first anniversary of the date hereof, Escrow Agent shall distribute the remaining Escrow Shares to Seller, unless any Claims are then pending, in which case the number of Escrow Shares equal to the value of the aggregate dollar amount of Escrow Shares, rounded up to the nearest share, such Claims (as shown in the Notices of such Claims) shall be retained by Escrow Agent (and the balance paid to Seller) until it receives joint written instructions of Buyer and Seller or an executed memorandum evidencing the Award as contemplated by Section 3(b).

5.       DUTIES OF ESCROW AGENT

               (a) Escrow Agent shall not be under any duty to give the Escrow Shares held by it hereunder any greater degree of care than it gives its own similar property and shall not be required to invest any funds held hereunder except as directed in this Agreement. Escrow Agent shall have no duties or responsibilities other than as expressly set forth herein.

               (b) Escrow Agent shall not be liable, except for its own gross negligence or willful misconduct and, except with respect to claims based upon such gross negligence or willful misconduct that are successfully asserted against Escrow Agent, the other parties hereto shall jointly and severally indemnify and hold harmless Escrow Agent (and any successor Escrow Agent) from and against any and all losses, liabilities, claims, actions, damages and expenses, including reasonable attorneys' fees and disbursements, arising out of and in connection with this Agreement.

               (c) Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof. Escrow Agent may act in reliance upon any instrument or signature believed by it to be genuine and may assume that the person purporting to give receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so. Escrow Agent may conclusively presume that the undersigned representative of any party hereto which is an entity other than a natural person has full power and authority to instruct Escrow Agent on behalf of that party unless written notice to the contrary is delivered to Escrow Agent. Escrow Agent will not be liable or responsible for forgeries, fraud, impersonations or determining the scope of any representative authority.

               (d) Escrow Agent may act pursuant to the advice of counsel with respect to any matter relating to this Agreement and shall not be liable for any action taken or omitted by it in good faith in accordance with such advice.

               (e) Escrow Agent does not have any interest in the Escrow Shares deposited hereunder but is serving as escrow holder only and having only possession thereof. This Section 5(e) and Section 5(b) shall survive notwithstanding any termination of this Agreement or the resignation of Escrow Agent.

               (f) Escrow Agent makes no representation as to the validity, value, genuineness or the collectability of any security or other document or instrument held by or delivered to it.

               (g) Escrow Agent shall not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.

               (h) Escrow Agent (and any successor Escrow Agent) may at any time resign as such by delivering the Escrow Shares to any successor Escrow Agent jointly designated by the other parties hereto in writing, or to any court of competent jurisdiction, whereupon Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Agreement. The resignation of Escrow Agent will take effect on the earlier of (a) the appointment of a successor (including a court of competent jurisdiction) or (b) the day which is 30 days after the date of delivery of its written notice of resignation to the other parties hereto. If at that time Escrow Agent has not received a designation of a successor Escrow Agent, Escrow Agent's sole responsibility after that time shall be to retain and safeguard the Escrow Shares until receipt of a designation of successor Escrow Agent or a joint written disposition instruction by the other parties hereto or an executed memorandum evidencing the Award.

               (i) In the event of any disagreement between the other parties hereto resulting in adverse claims or demands being made in connection with the Escrow Shares or in the event that Escrow Agent is in doubt as to what action it should take hereunder, Escrow Agent shall not be required to determine such disagreement or take any action regarding it and shall be entitled to retain the Escrow Shares until Escrow Agent shall have received (i) an executed memorandum evidencing the Award directing delivery of the Escrow Shares or (ii) a written agreement executed by the other parties hereto directing delivery of the Escrow Shares, in which event Escrow Agent shall disburse the Escrow Shares in accordance with the Award or such agreement. The Escrow Agent shall be entitled to rely on any such Award and shall distribute the Escrow Shares in accordance with the terms thereof. Furthermore, Escrow Agent may, at its option, file an action of interpleader requiring Buyer and Seller to answer and litigate any claims and rights among themselves. Upon initiating such action, Escrow Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement, and all costs, expenses and reasonable attorney's fees expended or incurred by Escrow Agent in accordance therewith shall be paid in accordance with Section 5(j) below.

               (j)  Buyer shall pay Escrow Agent compensation (as payment in full) for the services to be rendered by Escrow Agent hereunder in accordance with the Schedule of Fees attached hereto as Exhibit A (the
                                                                  ---------
          "Schedule of Fees") and agrees to reimburse Escrow Agent for all
           ----------------
          reasonable expenses, disbursements and advances incurred or made by Escrow Agent in performance of its duties hereunder (including reasonable fees, expenses and disbursements of its counsel). The parties acknowledge and agree that the Schedule of Fees relates to compensation for ordinary services as contemplated by this Agreement. In the event that the conditions of this Agreement are not promptly fulfilled, or if Escrow Agent renders any service not provided for in this Agreement, or if Buyer and Seller request a substantial modification of its terms, or if any controversy arises, or if Escrow Agent is made a party to, or intervenes in, any litigation pertaining to this escrow or its subject matter, Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs, attorney's fees, including allocated costs of in-house counsel, and expenses occasioned by such default, delay, controversy or litigation.

               (k) The other parties hereto authorize Escrow Agent, for any securities held hereunder, to use the services of any United States central securities depository it reasonably deems appropriate, including, without limitation, the Depositary Trust Company and the Federal Reserve Book Entry System.

6.   Limited Responsibility

     This Agreement expressly sets forth all the duties of Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this agreement against Escrow Agent. Escrow Agent shall not be bound by the provisions of any agreement among the other parties hereto except this Agreement.

7.   Notices

     All notices, consents, waivers and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt) provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

          Seller:          HearMe
                           685 Clyde Avenue
                           Mountain View, California 94043
                           Attn: Chief Financial Officer
                           Fax: (650) 429-3911

          With a copy to:  Venture Law Group
                           2775 Sand Hill Road
                           Menlo Park, California 94025
                           Attn: Jeff Suto
                           Fax: (650) 233-8386


          Buyer:           GameSpy Industries, Inc.
                           18002 Sky Park Circle
                           Irvine, California 92614
                           Attn: Chief Executive Officer
                           Fax: (949) 798-4299

          with a copy to:  O'Melveny & Myers LLP
                           114 Pacifica, Suite 100
                           Irvine, California 92618
                           Attn: David Hayes
                           Fax: (949) 737-2300


          Escrow Agent:    Bank Trust, National Association
                           Corporate Trust Services
                           One California Street, Suite 2550
                           San Francisco, California 94111-5401
                           Attention: Ann Gadsby
                           Facsimile No.: (415) 273-4591


8.   Counterparts

     This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original and all of which, when taken together, will be deemed to constitute one and the same.

9.   Section Headings

     The headings of sections in this Agreement are provided for convenience only and will not affect its construction or interpretation.

10.  Waiver

     The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and
(c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

11.  Exclusive Agreement And Modification

     This Agreement supersedes all prior agreements among the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the Buyer, the Seller and the Escrow Agent.

12.  Governing Law

     This Agreement shall be governed by the laws of the State of California, without regard to conflicts of law principles.

13.  Interpretation

     The invalidity or unenforceability of any provision of this Agreement or the invalidity or unenforceability of any provision as applied to a particular occurrence or circumstance shall not affect the validity or enforceability of any of the other provisions of this Agreement or the applicability of such provision, as the case may be.

14.  Attorneys' Fees

     If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement or to protect the rights obtained hereunder, the prevailing party, as determined by the arbitrator or the judge, as the case may be, shall be entitled to its reasonable attorneys' fees, costs, and disbursements in addition to any other relief to which it may be entitled. The rights and remedies of the parties under this Agreement and the Purchase Agreement and the other agreements related thereto, and all other letters, certificates or documents executed in connection herewith and therewith are cumulative and not exclusive of any rights, remedies, powers and privilege that may otherwise be available to the parties hereto.

15.  Automatic Succession

     Any company into which Escrow Agent may be merged or with which it may be consolidated, or any company to whom Escrow Agent may transfer a substantial amount of its Global Escrow business, shall be the successor to Escrow Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties, anything herein to the contrary notwithstanding.

     In Witness Whereof, the parties have executed and delivered this Agreement as of the date first written above.

BUYER:

Gamespy Industries, Inc.

By:   /s/ Mark Surfas
   ---------------------------------------------------

Name:  Mark Surfas
     -------------------------------------------------

Title: President and Chief Executive Officer
     -------------------------------------------------

Seller:

Hearme

By:   /s/ Robert Csongor
   --------------------------------------------------

Name:
       Robert Csongor
     ------------------------------------------------------

Title: Chief Executive Officer
      -----------------------------------------------



Escrow Agent:

U.S. Bank Trust, National Association

By:   /s/ Carol Andreacchi
   --------------------------------------------------

Name:  Carol Andreacchi
     ------------------------------------------------

Title: Trust Officer -RS
      -----------------------------------------------

                                   EXHIBIT A
                                   ---------

                               SCHEDULE OF FEES

Acceptance Fee

 010 The acceptance fee includes the review of all documents, initial set-up of               $3,000.00
     the account, and other reasonably required services up to and including the closing. This is a one-time fee, payable at inception.



Administration/Agent Fees

     Annual account administration fee covers the normal duties of the escrow agent associated with the management of the account. Administration fees are payable in advance and are not proratable

 470 Depository Escrow Agent                                                                  $1,000.00


Transaction Fees

 880 Disbursement/Draw                                                                        $   20.00
     Charge per item disbursed.  Includes the wire or check fee.

 100 Trades-Open Market/Directed                                                              $  100.00
     Charge per trade to buy or sell permitted investments.
     This excludes U.S. Bank investment  transactions.

 101 Receipts                                                                                 $   20.00
     Charge per item received.

EXTRAORDINARY SERVICES

     Charge for duties or responsibilities of an unusual nature not provided for in the indenture or otherwise set forth in this schedule. A reasonable charge will be made based on the nature of the service and the responsibility involved. These charges will be billed as a flat fee or our hourly rate then in effect, at our option.

                                   EXHIBIT B

                 HEARME NON-EXCLUSIVE PATENT LICENSE AGREEMENT

                 HEARME NON-EXCLUSIVE PATENT LICENSE AGREEMENT

    This Non-Exclusive Patent License Agreement ("Agreement"), effective as of
                                                  ---------
January 19, 2001 (the "Effective Date"), is by and between HearMe, a Delaware
                       --------------
corporation ("HearMe"), with a principal office at 685 Clyde Avenue, Mountain
              ------
View, California 94043, and GameSpy Industries, Inc., a California corporation ("Company"), with its principal place of business at 18002 Sky Park Circle,
  -------
Irvine, California 92614.

                                   RECITALS

     WHEREAS, HearMe has intellectual property and assets relating to the Field (as defined below);

     WHEREAS, HearMe is the owner of certain Patent Rights (as later defined herein) used in the Field and desires to grant licenses under said Patent Rights; and

     WHEREAS, HearMe and Company have entered into an Asset Purchase Agreement dated December 18, 2000 (the "Purchase Agreement"), pursuant to which HearMe
                              ------------------
desires to sell to Company and Company desires to purchase from HearMe the assets related to the Field. A condition to each of HearMe's and Company's obligations under the Purchase Agreement is that HearMe and Company enter into this Agreement in order to provide Company with a license under the Patent Rights on the terms and conditions hereinafter set forth.

                                   AGREEMENT
                                   ---------

     NOW, THEREFORE, HearMe and Company hereby agree as follows:

                                1. DEFINITIONS
                                --------------

     1.1  "Affiliate" shall mean any legal entity (such as a corporation,
           ---------
partnership, or limited liability company) that is controlled by Company. For purposes of this definition, the term "control" means (i) beneficial ownership of at least fifty percent (50%) of the voting securities of a corporation or other business organization with voting securities or (ii) a fifty percent (50%) or greater interest in the net assets or profits of a partnership or other business organization without voting securities.

     1.2  "Business" shall mean the assets of HearMe related to the Field that
           --------
are being purchased and sold (or licensed, as the case may be) pursuant to the Purchase Agreement or the exhibits thereto (as defined therein).

     1.3  "Confidential Information" shall mean any information disclosed by
           ------------------------
either party to the other party which is in written, graphic, machine readable or other tangible form and is marked "Confidential," "Proprietary" or in some other manner to indicate its confidential nature. Confidential Information may also include oral information disclosed by either party to the other party pursuant to this Agreement, provided that such information is designated as confidential at the time of disclosure and is reduced to writing by the disclosing party within a reasonable time

(not to exceed thirty (30) days) after its oral disclosure, and such writing is marked in a manner to indicate its confidential nature and delivered to the receiving.

     1.4  "Field" shall mean multiplayer or online gaming and online voice chat
           -----
communities and online advertising related to such gaming and chat communities.

     1.5  "HearMe Patent Rights" shall mean the Patent Rights in the patents and
           --------------------
patent applications set forth on Appendix B.

     1.6  "Mplayer Patent Rights" shall mean the Patent Rights in the patents
           ---------------------
and patent applications set forth on Appendix A.

     1.7  "Patent Rights" shall mean:
           -------------

          (a)  the United States and international patents listed on Appendix A
                                                                     ----------
and Appendix B;
    ----------

          (b) the United States and international patent applications and/or provisional applications listed on Appendix A and Appendix B and the resulting
                                   ----------     ----------
patents;

          (c)  any patent application listed on Appendix A or Appendix B, and
                                                ----------    ----------
any divisionals, and continued prosecution applications (and their relevant foreign or international equivalents) of the patent applications listed on Appendix A or Appendix B to the extent the claims are directed to subject matter
----------    ----------
specifically described in the patent applications listed on Appendix A or
                                                            ----------
Appendix B, and the resulting patents;
----------

          (d) any patents resulting from reissues, reexaminations, or extensions (and their relevant international equivalents) of the patents described in (a), (b), and (c) above; and

          (e) foreign (non-United States) patent applications filed after the Effective Date and the relevant foreign equivalents to divisional and continued prosecution applications of the patent applications to the extent the claims are directed to subject matter specifically described in the patents or patent applications referred to in (a), (b), (c), and (d) above, and the resulting patents.

     1.8  "Service" means any (a) multiplayer or online gaming and/or (b) online
           -------
voice chat community services operated by or on behalf of Company.

     1.9  "End User" means any person who uses the Service solely for his or her
           --------
own personal purposes and not for any business purpose.

                              2. GRANT OF RIGHTS
                              ------------------

     2.1  License Grants. HearMe hereby grants to Company a fully paid-up,
          --------------
worldwide, non-exclusive, royalty-free, world-wide license under the Patent Rights to develop, make, have made, use, offer for sale, market, use, distribute, sell, lease, import, export or otherwise dispose of any products or services in the Field solely for use in connection with the Service (the "License").
              -------

     2.2  Sublicenses. Company shall have no right to grant any sublicenses
          -----------
under the HearMe Patent Rights to any third party without the prior express written approval of HearMe other than to (a) Affiliates of Company, (b) as may be necessary to enable End Users to use the Service, or (c) as may be necessary to perform any obligations under the Assumed Contracts (as defined in the Purchase Agreement) or to enable any third party game developer or publisher to make, have made, sell or otherwise distribute games compatible with the Service. Company shall have the right to grant sublicenses under the Mplayer Patent Rights to any person, corporation or other entity which Company, in its sole and absolute discretion, may choose. Any sublicenses granted pursuant to this
Section 2.2 shall be subject to the sublicensee agreeing in writing to be bound by the terms and conditions of the License, and Company shall remain liable for any breach of the License by any sublicensee.

     2.3  Restrictions on License. Company acknowledges the existence of the
          -----------------------
Third Party Licenses (as defined in the Purchase Agreement) and that the License is subject to and limited by the Third Party Licenses, except that Licensor represents and warrants that none of the Third Party Licenses restricts the use of the Patent Rights in accordance with the License in connection with the conduct of the Business in the United States in the English language. Company shall have no rights or obligations under the Third Party Licenses, and the Technology Licensees (as defined in the Asset Purchase Agreement) shall not be deemed or construed as third party beneficiaries in any fashion under this Agreement.

     2.4  Reservation of Rights. Licensor reserves all rights not expressly
          ---------------------
granted in this Agreement, and no licenses are granted to Licensee under this Agreement, whether by implication, estoppel or otherwise, except as expressly set forth herein.

                3. PATENT PROSECUTION OF MPLAYER PATENT RIGHTS

     3.1  Responsibility for Patent Rights.  HearMe shall prepare, file,
          --------------------------------
prosecute, and maintain all of the Mplayer Patent Rights. The Company shall cooperate with HearMe, in such filing, prosecution and maintenance.

     3.2  Abandonment. HearMe shall notify Company in writing if HearMe wishes
          -----------
to discontinue further filing, prosecution or maintenance of a particular application or patent in the Mplayer Patent Rights ("Abandoned Patent"). Such
                                                     ----------------
notice shall be provided at least sixty (60) days prior to the expiration of any deadline affecting HearMe's continued rights in such Abandoned Patent. Such notice shall include an offer by HearMe to assign the Abandoned Patent to Company, which assignment shall be conditioned upon Company's acceptance of paying any cost of further prosecution, maintenance or defense.

     3.3  Payment of Expenses. Except as provided in Section 3.2 above, payment
          -------------------
of all fees and costs, including attorneys fees, relating to the filing, prosecution and maintenance of the patents and patent applications in the Mplayer Patent Rights shall be the responsibility of HearMe.

                   4. INFRINGEMENT OF MPLAYER PATENT RIGHTS
                   ----------------------------------------

     4.1  Notification of Infringement. Each party agrees to provide written
          ----------------------------
notice to the other party promptly after becoming aware of any infringement or alleged infringement of the Mplayer Patent Rights. Such notifying party shall provide the other party with any available evidence of such infringement or alleged infringement.

     4.2  Right to Prosecute Infringements. In the event that either party
          --------------------------------
becomes aware of any third party infringement or threatened infringement of any Mplayer Patent Rights, HearMe shall have the first right to enforce any patent or patent application within the Patent Rights against such infringement or threatened infringement. HearMe may, in its sole judgment and at its own expense, institute suit against any such infringer or alleged infringer and control, settle and defend such suit and recover, for its account, any damages, awards or settlements therefrom. HearMe shall at all times keep Company reasonably informed as to the status of any such enforcement action. Company shall reasonably cooperate and use its best efforts to assist HearMe in any such litigation at HearMe's expense, including without limitation by joining in such litigation if requested by HearMe. If HearMe elects not to so enforce any patent or patent application within the Mplayer Patent Rights, then it shall so notify Company in writing as soon as practicable but in no event in a manner than prejudices Company's ability or right to institute such enforcement proceeding or more than six (6) months after receipt of notice that an infringement or alleged infringement exists, and Company may, in its sole judgment and at its own expense, take steps to enforce any such patent or patent application and control, settle and defend such suit and recover, for its account, any damages, awards or settlements therefrom.

     4.3  Actions Against Company. In the event that an action is brought
          -----------------------
against Company by a third party alleging invalidity, unenforceability, or non-infringement of the Mplayer Patent Rights, HearMe, at its option, shall have the right within twenty (20) days after notice of such action to take over the sole defense of the action at its own expense. If HearMe does not exercise this right, Company may take over the sole defense of the action at Company's sole expense.

     4.4  Cooperation. Each party agrees to cooperate in any action under this
          -----------
Article that is controlled by the other party, provided that the controlling party reimburses the cooperating party promptly for any costs and expenses incurred by the cooperating party in connection with providing such assistance.

     4.5  Reservation of Rights. Nothing in this Agreement shall obligate HearMe
          ---------------------
to file, prosecute, perfect, maintain or defend any patents or patent applications within the HearMe Patent Rights.

                       5. REPRESENTATIONS AND WARRANTIES
                       ---------------------------------

     5.1  HearMe Representations.  HearMe hereby represents that:
          ----------------------

                  (a) HearMe is the sole owner of the Patent Rights and has the right and authority to grant the License and the other rights granted to Company as set forth in this Agreement,

                  (b) To HearMe's knowledge, the Patent Rights are not subject to or involved in any litigation and are not the subject of a governmental investigation, and

                  (c) Except as otherwise set forth in Section 2.3, HearMe has not entered into and is not bound by any agreements of any kind inconsistent with or contrary to this Agreement and has not granted any rights of any nature to any third party that are inconsistent with or would be violated by the provisions or intent of this Agreement or that are inconsistent with the rights granted to Company under this Agreement, including without limitation granting any exclusive licenses rights to the Patent Rights that would prohibit in any way Company's exploitation of the Patent Rights in the provision of gaming and advertising services.

         The representations and warranties of Licensor contained in this
Section 4 shall survive the Effective Date and terminate on the first anniversary of the Effective Date.

         5.2   Disclaimer of Warranties. EXCEPT AS EXPRESSLY SET FORTH IN THIS
               -------------------------
SECTION 5, HEARME MAKES NO OTHER REPRESENTATIONS OR WARRANTIES OF ANY KIND CONCERNING THE PATENT RIGHTS, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT, VALIDITY OF PATENT RIGHTS CLAIMS, WHETHER ISSUED OR PENDING, AND THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE.

         5.3   Limitation of Liability. IN NO EVENT SHALL EITHER PARTY BE LIABLE
               -----------------------
FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING ECONOMIC DAMAGES OR INJURY TO PROPERTY AND LOST PROFITS, REGARDLESS OF WHETHER SUCH PARTY SHALL BE ADVISED, SHALL HAVE OTHER REASON TO KNOW, OR IN FACT SHALL KNOW OF THE POSSIBILITY OF THE FOREGOING. Except to the extent that such liability is to be paid by an assignee of HearMe's rights and obligations under this Agreement, the liability of either party hereunder shall be subject to the limitations of, and shall be payable in the manner set forth in, Section 9.3(d) of the Purchase Agreement.

                                 6. ASSIGNMENT
                                 -------------

         6.1   By HearMe. Nothing in this Agreement shall restrict HearMe's
               ---------
right to assign this Agreement or assign or transfer its interest in any of the HearMe Patents or the Mplayer Patents, or any portion thereof.

         6.2   By Company. Company shall not assign any of its rights,
               ----------
obligations or privileges (by operation of law or otherwise) under this Agreement without the prior written consent of Company; provided, however, that
                                                        --------  -------
this Agreement may be assigned without such consent in connection with any merger, consolidation, sale of all or substantially all of substantially all the assets of Company relating to this Agreement or any merger, consolidation or similar transaction in which more than fifty percent (50%) of Company's voting securities are transferred.

                            7. TERM AND TERMINATION
                            -----------------------

         7.1   Term. This Agreement shall commence as of the Effective Date and
               ----
shall remain in effect until the expiration or abandonment of all issued patents and filed patent applications within the Patent Rights, unless earlier terminated in accordance with the provisions of this Agreement.

         7.2   Voluntary Termination by Company. Company shall have the right to
               --------------------------------
terminate this Agreement, for any reason, upon at least ninety (90) days prior written notice to HearMe, such notice to state the date at least ninety (90) days in the future upon which termination is to be effective.

         7.3.  Cessation of Business. If Company ceases to carry on the
               ---------------------
Business, HearMe shall have the right to terminate this Agreement immediately upon written notice to Company. HearMe acknowledges and agrees that HearMe's sole remedy for breach of this Agreement by Company shall be an action for damages, and not termination of the licenses granted hereunder.

         7.4   Effect of Termination.  The following provisions shall survive
               ---------------------
the expiration or termination of this Agreement: Articles 1, 5, 8 and 9, and this Section 7.4.

                              8. CONFIDENTIALITY
                              ------------------

         Each party shall treat as confidential all Confidential Information, shall not use such Confidential Information except as set forth in this Agreement, and shall use reasonable efforts not to disclose such Confidential Information to any third party except as such may specifically authorized herein. Without limiting the foregoing, each party hall use at least the same degree of care which it uses to prevent the disclosure of its own confidential information of like importance to prevent the disclosure of Confidential Information. Each party shall promptly notify the other party of any actual or suspected misuse or unauthorized disclosure of any of the Confidential Information. Notwithstanding the above, each party shall not be liable to the other party with regard to any Confidential Information of the other which the receiving party can prove: (a) was in the public domain at the time it was disclosed or has entered the public domain through no fault of such party, (b) was known to the receiving party, without restriction, at the time of disclosure, as demonstrated by files in existence at the time of disclosure, (c) is disclosed with the prior written approval of the disclosing party, (d) was independently developed by the receiving party without any use of the Confidential Information and by employees of the receiving party who did not have access to the Confidential Information, as demonstrated by files created at the time of such independent development, (e) becomes known to the receiving party , without restriction, from a source other than the disclosing party without breach of this Agreement by the receiving party and otherwise not in violation of the disclosing party's rights, (f) is disclosed generally to third parties by the disclosing party without restrictions similar to those contained in this Agreement; or (g) is disclosed pursuant to the order or requirement of a court, administrative agency, or other governmental body; provided, however, that the receiving party shall provide prompt notice thereof to the disclosing party to enable the disclosing party to seek a protective order or otherwise prevent or restrict such disclosure. Upon expiration or termination of this Agreement, each party shall return all Confidential Information received from the other party. Each party shall be entitled to disclose the existence of this Agreement, but agrees that the terms and conditions of this Agreement shall be treated as Confidential Information and shall not be disclosed to any third party; provided, however, that each party may disclose the terms and conditions of this Agreement: (i) as required by any court or other governmental body; (ii) as otherwise required by law; (iii) to legal counsel of the parties; (iv) in confidence, to accountants, banks, and financing sources and their advisors; (v) in connection with the enforcement of this Agreement or rights under this Agreement; or (vi) in confidence, in connection with an actual or proposed merger, acquisition, or similar transaction.

                               9. MISCELLANEOUS
                               ----------------

         9.1   Notice. Any notices required or permitted under this Agreement
               ------
shall be in writing, shall specifically refer to this Agreement, and shall be sent by hand, recognized national overnight courier, confirmed facsimile transmission, confirmed electronic mail, or registered or certified mail, postage prepaid, receipt requested, to the following addresses or facsimile numbers of the parties:

               If to HearMe:      685 Clyde Avenue
                                  Mountain View, CA 94043
                                  Attention: Chief Financial Officer
                                  Fax:  (650) 429-3911

               If to Company:     GameSpy Industries, Inc.
                                  18002 Sky Park Circle
                                  Irvine, California  92614
                                  Attention : Chief Executive Officer
                                  Fax:  (949) 737-2300

         All notices under this Agreement shall be deemed effective upon receipt. A party may change its contact information immediately upon written notice to the other party in the manner provided in this Section.

         9.2   Governing Law. This Agreement and all disputes arising out of or
               -------------
related to this Agreement, or the performance, enforcement, breach or termination hereof, and any remedies relating thereto, shall be construed, governed, interpreted and applied in accordance with the laws of the State of California, U.S.A., and the United States of America, without regard to conflict of laws principles, except that questions affecting the construction and effect of any patent shall be determined by the law of the country in which the patent shall have been granted.

         9.3   Force Majeure. Neither party will be responsible for delays
               -------------
resulting from causes beyond the reasonable control of such party, including without limitation fire, explosion, flood, war, strike, or riot, provided that the nonperforming party uses commercially reasonable efforts to avoid or remove such causes of nonperformance and continues performance under this Agreement with reasonable dispatch whenever such causes are removed.

         9.4   Amendment and Waiver. This Agreement may be amended,
               --------------------
supplemented, or otherwise modified only by means of a written instrument signed by both parties. Any waiver of any rights or failure to act in a specific instance shall relate only to such instance and shall not be construed as an agreement to waive any rights or fail to act in any other instance, whether or not similar.

         9.5   Severability. In the event that any provision of this Agreement
               ------------
shall be held invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect any other provision of this Agreement, and the parties shall negotiate in good faith to modify the Agreement to preserve (to the extent possible) their original intent.

         9.6   Binding Effect.  This Agreement shall be binding upon and inure
               --------------
to the benefit of the parties and their respective permitted successors and permitted assigns.

         9.7   Headings.  All headings are for convenience only and shall not
               --------
affect the meaning of any provision of this Agreement.

         9.8   Entire Agreement. This Agreement, together with the Purchase
               ----------------
Agreement and the exhibits and schedules thereto, constitutes the entire agreement between the parties with respect to its subject matter and supersedes all prior agreements or understandings, oral or written, between the parties relating to its subject matter.

         9.9   Counterparts. This Agreement may be executed in two counterparts,
               ------------
both of which taken together shall constitute a single instrument. Execution and delivery of this Agreement may be evidenced by facsimile transmission.

         9.10  Independent Contractor. Neither party shall, for any purpose, be
               ----------------------
deemed to be an agent of the other party and the relationship between the parties shall only be that of independent contractors. Neither party shall have any right or authority to assume or create any obligations or to make any representations or warranties on behalf of any other party, whether express or implied, or to bind the other party in any respect whatsoever.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

HEARME                                   GAMESPY INDUSTRIES, INC.


By: /s/Robert Csongor                    By: /s/Mark Surfas
    ---------------------------------        --------------
Name: Robert A. Csongor                  Name: Mark Surfas
      -------------------------------          -----------
Title: Chief Executive Officer           Title: President and Chief Executive
       ------------------------------           -----------------------------
                                                Officer
                                                -------

                                  APPENDIX A *
                                  ----------














__________
*  Material has been omitted pursuant to a request for confidential treatment

                                  APPENDIX B *
                                  ----------














__________
*  Material has been omitted pursuant to a request for confidential treatment

                                   EXHIBIT C
                                   ---------


                          RIGHTS AGREEMENT AMENDMENT

                           GAMESPY INDUSTRIES, INC.

                    ADDENDUM TO INVESTORS' RIGHTS AGREEMENT
                    ---------------------------------------

         This Addendum to Investors' Rights Agreement (the "Addendum") is made
                                                            --------
as of the 19th day of January, 2001 by and among GameSpy Industries, Inc., a California corporation (the "Company"), and the individuals and entities listed
                             -------
on the signature page attached hereto.

         On October 22, 1999, the Company entered into an Investors' Rights Agreement (the "Rights Agreement") with certain Shareholders (as defined
                ----------------
therein). The Rights Agreement provides in Section 5.3 thereof that any provision of the Rights Agreement may be amended, and compliance with any covenant or provision therein omitted or waived, with the written consent of (i) the Company, (ii) each Purchaser (as defined therein), and (iii) persons holding more than 50% of the Common Stock held by the Shareholders.

         It is a condition to the obligations of HearMe (the "Additional
                                                              ----------
Purchaser") under the Asset Purchase Agreement dated December 18, 2000 by and
---------
between the Additional Purchaser and the Company (the "Purchase Agreement") that
                                                       ------------------
this Addendum be executed by the parties hereto, and the parties are willing to execute this Addendum and to be bound by the provisions hereof.

                                   AGREEMENT
                                   ---------

         In consideration of the mutual promises, covenants and conditions hereinafter set forth, the parties hereto mutually agree as follows:

         1.   Inclusion of Additional Purchaser Under Certain Provisions of the
              -----------------------------------------------------------------
Rights Agreement.
----------------


              (a) The Additional Purchaser, by its and the other necessary signatures hereto, shall hereby become a party only to the following sections of the Rights Agreement:

                  (i)   1.   Board of Directors;

                  (ii) 2.6 Transfers by Purchaser or Shareholder to Competitors of the Company;

                  (iii) 3.   Registration Rights;

                  (iv)  4.   Covenants; and

                  (v)   5.   Miscellaneous.

              (b) With respect to Section (a)(i) above, the Additional Purchaser hereby agrees to vote its shares of Common Stock of the Company in the same manner as the holders of Series A Preferred Stock in accordance with Section 1 of the Rights Agreement; and

              (c) With respect to Section (a)(iii) above, the shares acquired by the Additional Purchaser under the Purchase Agreement shall be considered "Registrable Shares".
                     ------------------

              (d) Except as otherwise set forth herein, the Additional Purchaser shall be considered a "Purchaser" for all purposes under the Rights
                                ---------
         Agreement and have all the rights and obligations of a Purchaser thereunder.

         2.   Miscellaneous.
              -------------

              2.1 Full Force and Effect. Except as otherwise set forth herein,
                  ---------------------
the Rights Agreement shall remain in full force and effect, enforceable against the parties thereto upon the terms contained therein.

              2.1 Counterparts. This Addendum may be executed in any number of
                  ------------
counterparts, each of which may be executed by less than all of the parties hereto, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

                           [Signature Page Follows]

         The parties hereto have executed this Addendum as of the date first set forth above.

                                  GAMESPY INDUSTRIES, INC.

                                  By:    /s/Mark Surfas
                                         --------------------------------------

                                  Name:  Mark Surfas
                                         --------------------------------------

                                  Title: President and Chief Executive Officer
                                         --------------------------------------


                                  ADDITIONAL PURCHASER:

                                  HEARME

                                  By:    /s/Robert Csongor
                                         --------------------------------------

                                  Name:  Robert A. Csongor
                                         --------------------------------------

                                  Title: Chief Executive Officer
                                         --------------------------------------


                                  PURCHASER:

                                  ZDNET, A DIVISION OF ZD INC.

                                  By:    /s/ Russell Klein
                                         --------------------------------------

                                  Name:  Russell Klein
                                         --------------------------------------

                                  Title: EVP
                                         --------------------------------------


                                  PURCHASER AND SHAREHOLDER:


                                  MULTI ACCOUNTS, LLC

                                  By:    /s/ Robert  Bermingham
                                         --------------------------------------

                                  Name:  Robert Bermingham
                                         --------------------------------------

                                  Title: V.P and Sec
                                         --------------------------------------

                                  SHAREHOLDERS:


                                  MARK I. SURFAS


                                  By:    /s/ Mark Surfas
                                         --------------------------------------

                                  Name:  Mark Surfas
                                         --------------------------------------

                                  Title: President and CEO
                                         --------------------------------------



                                  THE BERKUS TRUST DTD 9/17/93

                                  By:    /s/ David W. Burkus
                                         --------------------------------------

                                  Name:  David W. Burkus
                                         --------------------------------------

                                  Title: Trustee
                                         --------------------------------------


                                  INTERNATIONAL TECHNOLOGIES INSURANCE GROUP,
                                  INC.

                                  By:    /s/ Eric Taylor
                                         --------------------------------------

                                  Name:  Eric Taylor
                                         --------------------------------------

                                  Title: President
                                         --------------------------------------


                                  YOCCA VENTURES INVESTMENT PARTNERSHIP II

                                  By:    /s/ Nicholas J. Yocca
                                         --------------------------------------

                                  Name:  Nicholas J. Yocca
                                         --------------------------------------

                                  Title: General Partner
                                         --------------------------------------

                                   EXHIBIT D
                                   ---------

                   ROGER WILCO SOURCE CODE LICENSE AGREEMENT

                   ROGER WILCO SOURCE CODE LICENSE AGREEMENT
                   -----------------------------------------

     This Agreement is made and entered into as of January 19, 2001 (the "Effective Date") by and between HearMe, a Delaware corporation ("Licensor"),
 --------------                                                   --------
with its principal place of business at 685 Clyde Avenue, Mountain View, CA 94043, and GameSpy Industries, Inc., a California corporation, with its principal place of business at 18002 Sky Park Circle, Irvine, California 92614 ("Licensee").
  --------

                                   RECITALS
                                   --------

     Licensor has acquired and developed proprietary software and technology. Pursuant to an Asset Purchase Agreement dated December 18, 2000 by and between Licensor and Licensee (the "Purchase Agreement"), Licensor has agreed to sell,
                            ------------------
and Licensee has agreed to purchase, certain assets related to the Business (as defined below). In addition, it is a condition to the consummation of the transactions contemplated by the Purchase Agreement that Licensor license to Licensee certain propriety software and technology of the Business upon the terms and subject to the conditions of this Agreement. The parties desire to set forth the terms and conditions under which Licensee will License such software and technology from Licensor. In addition, concurrently with the execution of this Agreement, the parties are executing and delivering a Technology and Source Code License Agreement (the "Technology Agreement") pursuant to which Licensee
                             --------------------
is licensing from Licensor the HearMe Technology (as defined in the Technology Agreement).

                                   AGREEMENT
                                   ---------

     The parties agree as follows:

     1.   Definitions. As used herein, the following terms shall be defined as
          -----------
follows:

          (a)    "Affiliate" shall mean, with respect to a party, all entities
                  ---------
at least fifty percent (50%) owned or controlled by such party, an entity which directly or indirectly owns or controls more than fifty percent (50%) of the voting stock of such party, and any entity, the majority ownership of which is directly or indirectly common to the ownership of such party.

          (b)    "Confidential Information" shall mean any information disclosed
                  ------------------------
by either party to the other party which is in written, graphic, machine readable or other tangible form and is marked "Confidential," "Proprietary" or in some other manner to indicate its confidential nature. Confidential Information may also include oral information disclosed by either party to the other party pursuant to this Agreement, provided that such information is designated as confidential at the time of disclosure and is reduced to writing by the disclosing party within a reasonable time (not to exceed thirty (30) days) after its oral disclosure, and such writing is marked in a manner to indicate its confidential nature and delivered to the receiving party. Notwithstanding any failure to so identify it, however, all Software and Documentation shall be Confidential Information of Licensor.

          (c)    "Documentation" shall mean any documentation, manuals or other
                  -------------
supporting materials relating to the Software owned by, possessed by or licensed to Licensor.

          (d)    "Modified Software" shall mean the Source Code modified by
                  -----------------
Licensee under Section 2 and any resulting Object Code.

          (e)    "Object Code" shall mean the computer executable embodiment of
                  -----------
any computer code for any software (including the Software), which is derived from the Source Code by a process generally known as "compilation" or any other process that translates the Source Code or some intermediate code derived from the Source Code into a form that can be executed by a computer.

          (f)    "Proprietary Rights" shall mean all rights held by a party in
                  ------------------
its software (including without limitation Source Code and Object Code) and its Confidential Information, including, but not limited to, patents, copyrights, authors' rights, trademarks, tradenames, know-how and trade secrets, irrespective of whether such rights arise under U.S. or international intellectual property, unfair competition or trade secret laws.

          (g)    "Service" means any (a) multiplayer or online gaming and/or (b)
                  -------
online voice chat community services operated by or on behalf of Licensee.

          (h)    "Software" shall mean any and all Object Code and Source Code
                  --------
that is the Roger Wilco software described on the attached Exhibit A.
                                                           ---------

          (i)    "Source Code" shall mean the human readable embodiment of any
                  -----------
computer code for any software (including the Software), which must be translated by a process generally known as "compilation" into Object Code before such software can be executed by a computer.

     2.   License.
          -------
          (a)    Grant of License. Subject to the terms and conditions of this
                 ----------------
Agreement, Licensor hereby grants to Licensee a worldwide, non-transferable, non-exclusive, non-sublicensable (except to an Affiliate), fully paid-up, royalty-free, perpetual license to: (i) use, copy, modify, create derivative works based on, and incorporate the Software, and Documentation into other products solely for use in connection with the Service, and to market any of the foregoing; (ii) perform any obligations under the Assumed Contracts (as defined in the Purchase Agreement); and (iii) to have third party developers, publishers and distributors incorporate the Modified Software (in Object Code form only) into products, and to distribute and market such products solely for use in connection with the Service. Any sublicenses granted pursuant to this Section 2(a) shall be subject to the sublicensee agreeing in writing to be bound by the applicable terms and conditions of this Agreement, and Licensee shall remain liable for any breach by such sublicensee.

          (b)    License Restrictions. Licensee shall not disclose, distribute
                 --------------------
or sublicense the Software (in either Source Code or Object Code form), the Modified Software (in either Source Code or Object Code form) or the Documentation, or any portion thereof, to any third party in any circumstances or manner except as expressly authorized herein or as expressly permitted by Licensor in writing. Licensee acknowledges the existence of the Third Party Licenses (as defined in the Purchase Agreement) and that the license grant set forth in this Section 2 is subject to and limited by such Third Party Licenses, except that Licensor represents and warrants that none of the Third Party Licenses restrict the use of the Software in the United States in connection with conducting the Service in the English language. Licensee shall have no rights or obligations under the Third Party Licenses, and the Technology Licensees (as defined in the Asset Purchase Agreement) shall not be deemed or construed as third party beneficiaries in any fashion under this Agreement.

          (c)    Proprietary Notices. Licensee agrees to reproduce and include
                 -------------------
any copyright or other proprietary rights notices of Licensor in all copies, in whole or in part, of the Software or the Documentation. Licensor shall not remove any copyright or other proprietary rights notices from any materials provided by Licensor to Licensee. Licensee shall have the right to use the trademarks, service marks or trade names related to the Software ("Marks") in
                                                                   -----
connection with the exercise of the licenses granted hereunder. All such use shall be in accordance with Licensor's reasonable policies regarding advertising and trademark usage as established from time to time. Licensee will not use the Marks in a manner that disparages or portrays in a false or poor light Licensor, the Marks or the Software. Licensee's use of the Marks and any goodwill associated therewith or that may accrue as a result of such use will inure solely to the benefit of the party that owns the Marks.

          (d)    Import and Export Requirements. Licensee shall not export,
                 ------------------------------
directly or indirectly, any Software, Documentation or related information without first obtaining all required licenses and approvals from the appropriate government agencies.

          (e)    No Support. Licensee acknowledges that Licensor shall have no
                 ----------
maintenance or support obligations with respect to this Agreement or the Software licensed hereunder.

          (f)    Reservation of Rights. Licensor reserves all rights not
                 ---------------------
expressly granted in this Agreement, and no licenses are granted to Licensee under this Agreement, whether by implication, estoppel or otherwise, except as expressly set forth herein.

          (g)    Technology License. The parties expressly agree that all rights
                 ------------------
in the Software that are not discrete from, or have been integrated in or relied upon by, the HearMe Technology (as defined in the Technology Agreement) have been licensed to Licensee pursuant to the Technology License.

     3.   Delivery. Within two (2) days of the Effective Date, Licensor will
          --------
deliver to Licensee (i) two copies (2) of the Software stored electronically on magnetic media, (ii) two (2) copies of the Software in hardcopy format and (iii) two electronic copies of any Documentation (if available) and (iv) two (2) copies of any Documentation in hardcopy format.

     4.   Representations and Warranties. Licensor hereby represents and
          ------------------------------
warrants that as of the Effective Date:

          (a) Licensor is the owner or licensee of any and all intellectual and other property and rights relating to the Documentation and the Software, and possesses sufficient rights in such property and authority to permit Licensor to grant the licenses and carry out its obligations hereunder;

          (b) To Licensor's knowledge, the Documentation and the Software are not subject to or involved in any litigation and are not the subject of a governmental investigation;

          (c) The Documentation and the Software do not violate or infringe any U.S. copyright or trade secret, or, to Licensor's knowledge, any U.S. patent, of any third party;

          (d) To Licensor's knowledge, the Software is free of any computer virus, "time bomb," "trap door" or any other similar harmful, malicious or hidden program or data, and

          (e) Except as otherwise set forth in Section 2(d), Licensor has not entered into and is not bound by any agreements of any kind inconsistent with or contrary to this Agreement and has not granted any rights in the Software and the Documentation to any third party that are inconsistent with or would be violated by the provisions or intent of this Agreement or that are inconsistent with the rights in the Software and the Documentation granted to Licensee under this Agreement, including without limitation granting any exclusive licenses to the Software and the Documentation that would prohibit in any way Licensee's exploitation of the Documentation and the Software in the provision of gaming and advertising services.

     The representations and warranties of Licensor contained in this Section 4 shall survive the Effective Date and terminate on the first anniversary of the Effective Date.

     5.   Disclaimer of Warranties. OTHER THAN AS EXPRESSLY PROVIDED IN SECTION
          ------------------------
4, EACH PARTY HEREBY DISCLAIMS ALL WARRANTIES WITH RESPECT

TO THE SOFTWARE AND DOCUMENTATION, WHETHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NONINFRINGEMENT.

     6.   Ownership. As between Licensor and Licensee, the Software (including
          ---------
Source Code and Object Code) and Documentation and all Proprietary Rights therein are and shall remain the exclusive property of Licensor. Nothing herein shall be construed to require Licensor to provide or license to Licensee any upgrades, updates, or derivative works of or to the Software. As between Licensor and Licensee, the Modified Software shall be the exclusive property of Licensor, and Licensee hereby assigns to Licensor all of Licensee's right, title and interest in the Modified Software, including all Proprietary Rights therein, except that Licensee shall retain a license to such Modified Software as set forth in Section 2 above. Licensee shall perform all acts and sign all documents necessary or appropriate to secure in Licensor all ownership rights, including all Proprietary Rights, in such Modified Software.

     7.   Confidentiality.
          ---------------

          (a)    Nondisclosure. Each party shall treat as confidential all
                 -------------
Confidential Information, shall not use such Confidential Information except as set forth in this Agreement, and shall use reasonable efforts not to disclose such Confidential Information to any third party except as such may specifically authorized herein. Without limiting the foregoing, each party hall use at least the same degree of care which it uses to prevent the disclosure of its own confidential information of like importance to prevent the disclosure of Confidential Information. Each party shall promptly notify the other party of any actual or suspected misuse or unauthorized disclosure of any of the Confidential Information.

          (b)    Exceptions. Notwithstanding the above, each party shall not be
                 ----------
liable to the other party with regard to any Confidential Information of the other which the receiving party can prove: (i) was in the public domain at the time it was disclosed or has entered the public domain through no fault of Licensee; (ii) was known to the receiving party, without restriction, at the time of disclosure, as demonstrated by files in existence at the time of disclosure; (iii) is disclosed with the prior written approval of the disclosing party; (iv) was independently developed by the receiving party without any use of the Confidential Information and by employees of the receiving party who did not have access to the Confidential Information, as demonstrated by files created at the time of such independent development; (v) becomes known to the receiving party , without restriction, from a source other than the disclosing party without breach of this Agreement by the receiving party and otherwise not in violation of the disclosing party's rights; (vi) is disclosed generally to third parties by the disclosing party without restrictions similar to those contained in this Agreement; or (vii) is disclosed pursuant to the order or requirement of a court, administrative agency, or other governmental body; provided, however, that the receiving party shall provide prompt notice thereof to the disclosing party to enable the disclosing party to seek a protective order or otherwise prevent or restrict such disclosure.

          (c)    Return of Confidential Information. Upon expiration or
                 ----------------------------------
termination of this Agreement, each party shall return all Confidential Information received from the other party.

          (d)    Remedies. Any breach of the restrictions contained in this
                 --------
Section 6 is a breach of this Agreement which may cause irreparable harm to the nonbreaching party. Any such breach shall entitle the nonbreaching party to injunctive relief in addition to all legal remedies.

          (e)    Confidentiality of Agreement. Each party shall be entitled to
                 ----------------------------
disclose the existence of this Agreement, but agrees that the terms and conditions of this Agreement shall be treated as Confidential Information and shall not be disclosed to any third party; provided, however, that each party may disclose the terms and conditions of this Agreement: (i) as required by any court or other governmental body; (ii) as otherwise required by law; (iii) to legal counsel of the parties; (iv) in confidence, to accountants, banks, and financing sources and their advisors; (v) in connection with the enforcement of this Agreement or rights under this Agreement; or (vi) in confidence, in connection with an actual or proposed merger, acquisition, or similar transaction.

     8.   Term and Termination. This Agreement shall continue in full force and
          --------------------
effect from the Effective Date unless earlier terminated (a) by Licensee by written notice to Licensor or (b) by Licensor following a willful material breach of this Agreement which remains uncured 30 days following written notice of such breach. Licensor acknowledges and agrees that, except in the event of a willful material breach, Licensor's sole remedy for breach of this Agreement by Licensee shall be an action for damages or as otherwise expressly provided in this Agreement, and not termination of the license granted hereunder. If this Agreement is terminated, then the Licensee's rights under the license set forth in Section 2 shall immediately terminate. The provisions of Sections 4, 5, 6, 7, 8, 9, 10 and 11 of this Agreement shall survive the termination of this Agreement for any reason.

     9.   Limitation of Liability. NEITHER PARTY SHALL BE LIABLE TO THE OTHER
          -----------------------
PARTY FOR COSTS OF PROCUREMENT OF SUBSTITUTE PRODUCTS OR SERVICES, LOST PROFITS, LOSS OF DATA OR ANY CONSEQUENTIAL, SPECIAL, INCIDENTAL, OR INDIRECT DAMAGES, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY (INCLUDING TORT OR STRICT LIABILITY), ARISING OUT OF THIS AGREEMENT. Except to the extent that such liability is to be paid by an assignee of Licensor's rights and obligations under this Agreement the liability of either party hereunder shall be subject to the limitations of, and shall be payable in the manner set forth in, Section 9.3(d) of the Purchase Agreement.

     10.  Mutual Indemnification. Each party shall indemnify, defend and hold
          ----------------------
harmless the other party and its respective officers, directors and employees from any and all third party claims, suits and proceedings and all resulting damages, penalties, liabilities, costs and expenses, including reasonable legal fees and expenses, arising out of or relating to the breach of any warranty, representation or covenant in this Agreement. Each party shall give the other party prompt written notice of any claim, action or demand for which indemnity is claimed. Each party agrees to reasonably cooperate with the other party with the defense and/or settlement of any such claim and to permit the indemnifying party sole control over the investigation, defense and settlement of such claim; provided that, if any settlement requires an affirmative obligation of, results in any ongoing liability to or prejudices or detrimentally impacts a party in any way and such obligation, liability, prejudice or impact can reasonably be expected to be material, then such settlement shall require the other party's written consent (not to be unreasonably withheld or delayed) and the indemnified party may, at its own expense, have its own counsel in attendance at all proceedings and substantive negotiations relating to such claim. If a claim of infringement has occurred, or in the reasonable opinion of Licensee is likely to occur, Licensor, at its option and expense and in addition to its obligations of indemnity and defense set forth in this Section 10, to (a) procure for Licensee the right to continue using the infringing information or material as licensed hereunder; or (b) replace or modify the same so that it becomes non-infringing with substantially equivalent performance, functionality and compatibility.

     11.  Miscellaneous.
          -------------

          (a)    Amendments and Waivers. Any term of this Agreement may be
                 ----------------------
amended or waived only with the written consent of the parties or their respective permitted successors and assigns. Any amendment or waiver effected in accordance with this Section 9(a) shall be binding upon the parties and their respective successors and assigns.

          (b)    Successors and Assigns. Licensee shall not assign any of its
                 ----------------------
rights, obligations or privileges (by operation of law or otherwise) hereunder without the prior written consent of Licensor; except that Licensee may assign
                                               ------
such rights, obligations or privileges without such consent in connection with any merger, consolidation, sale of all or substantially all of Licensee's assets related to the Business or any other transaction in which more than fifty percent (50%) of Licensee's voting securities are transferred; provided that the
                                                               -------- ----
acquiring party assumes in writing all obligations hereunder. All terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted transferees, successors and assigns. Licensor shall have the right to assign its rights, obligations and privileges hereunder to an assignee that agrees in writing to be bound by the terms and conditions of this Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties.

          (c)    Governing Law. This Agreement and all acts and transactions
                 -------------
pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

          (d)    Counterparts. This Agreement may be executed in two or more
                 ------------
counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

          (e)    Titles and Subtitles. The titles and subtitles used in this
                 --------------------
Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          (f)    Notices. Any notice required or permitted by this Agreement
                 -------
shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or forty-eight (48) hours after being deposited in the regular mail as certified or registered mail (airmail if sent internationally) with postage prepaid, if such notice is addressed to the party to be notified at such party's address or facsimile number as set forth below, or as subsequently modified by written notice.

          (g)    Severability. If one or more provisions of this Agreement are
                 ------------
held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

          (h)    Independent Contractor. Neither party shall, for any purpose,
                 ----------------------
be deemed to be an agent of the other party and the relationship between the parties shall only be that of independent contractors. Neither party shall have any right or authority to assume or create any obligations or to make any representations or warranties on behalf of any other party, whether express or implied, or to bind the other party in any respect whatsoever.

          (i)    Force Majeure. In the event that either party is prevented from
                 -------------
performing or is unable to perform any of its obligations under this Agreement due to any Act of God, fire, casualty, flood, earthquake, war, strike, lockout, epidemic, destruction of production facilities, riot, insurrection, material unavailability, or any other cause beyond the reasonable control of the party invoking this section, and if such party shall have used its best efforts to mitigate its effects, such party shall give prompt written notice to the other party, its performance shall be excused, and the time for the performance shall be extended for the period of delay or inability to perform due to such occurrences.

          (j)    Entire Agreement. This Agreement is product of both of the
                 ----------------
parties hereto, and, together with the Purchase Agreement, constitutes the entire agreement between such parties pertaining to the subject matter hereof, merges all prior negotiations and drafts of the parties with regard to the transactions contemplated herein. Any and all other written or oral agreements existing between the parties hereto regarding such transactions are expressly canceled.

                           [SIGNATURE PAGE FOLLOWS]

     The parties have executed this Agreement as of the date first set forth above.

"LICENSOR"                                                    "LICENSEE"
HEARME                                                        GAMESPY, INC.

By: /s/ Robert Csongor                                        By: /s/ Mark Surfas
    ---------------------------------------------                 ----------------------------------------

Name:  Robert A. Csongor                                      Name:  Mark Surfas
       ------------------------------------------                    -------------------------------------

Title: Chief Executive Officer                                Title: President and CEO
       ------------------------------------------                    -------------------------------------

________________________________________________________________

                                   EXHIBIT A
                                   SOFTWARE

The Roger Wilco software is a small (360k) stand-alone Voice-over-IP Windows application optimized for use along site networked computer games. Roger Wilco uses the Microsoft DirectSound API, as well as proprietary sound card opening techniques, to mix incoming voice sounds with background game sounds. Roger Wilco uses a speech compression algorithm that compresses sound packets to 2.4 kbits/sec with negligible processing power.

                                   EXHIBIT E
                                   ---------

                 TECHNOLOGY AND SOURCE CODE LICENSE AGREEMENT

                 TECHNOLOGY AND SOURCE CODE LICENSE AGREEMENT
                 -------------------------------------------

         This Agreement is made and entered into as of January 19, 2001 (the "Effective Date") by and between HearMe, a Delaware corporation ("Licensor"),
 --------------                                                   --------
with its principal place of business at 685 Clyde Avenue, Mountain View, CA 94043, and GameSpy Industries, Inc., a California corporation ("Licensee"), with
                                                                --------
its principal place of business at 18002 Sky Park Circle, Irvine, California 92614.

                                   RECITALS
                                   --------

         Pursuant to an Asset Purchase Agreement dated December 18, 2000 by and between Licensor and Licensee (the "Purchase Agreement"), Licensor has agreed to
                                    ------------------
sell, and Licensee has agreed to purchase, certain assets related to the Business (as defined below). In addition, it is a condition to the consummation of the transactions contemplated by the Purchase Agreement that Licensor license to Licensee certain propriety software and technology of the Business upon the terms and subject to the conditions of this Agreement.

                                   AGREEMENT
                                   ---------

         The parties agree as follows:

         1.    Definitions. As used herein, the following terms shall be defined
               -----------
as follows:

               (a)  "Business" shall mean the multiplayer or online game service
                     --------
and voice chat communities operated by or for Licensor, including the business segment entitled "Live Communities," information regarding the users of such technology and services, Seller's affiliate network, the collection of web sites and web pages relating to gaming, and the global rankings services.

               (b)  "Confidential Information" shall mean any information
                     ------------------------
disclosed by either party to the other party which is in written, graphic, machine readable or other tangible form and is marked "Confidential," "Proprietary" or in some other manner to indicate its confidential nature. Confidential Information may also include oral information disclosed by either party to the other party pursuant to this Agreement, provided that such information is designated as confidential at the time of disclosure and is reduced to writing by the disclosing party within a reasonable time (not to exceed thirty (30) days) after its oral disclosure, and such writing is marked in a manner to indicate its confidential nature and delivered to the receiving party.

               (c)  "Documentation" shall mean any documentation, manuals or
                     -------------
other supporting materials relating to the Software or the HearMe Technology, if any, owned by, possessed by or licensed to Licensor or over which Licensor may exhibit control.

               (d)  "End User" means an individual or entity that subscribes to,
                     --------
or otherwise becomes entitled to use or uses, the Services.

               (e)  "HearMe Technology" shall mean the software (and any
                     -----------------
rights necessary to use such software) related to the implementation, deployment and operation of the Software and the Documentation.

               (f)  "Modified Software" shall mean the Source Code modified by
                     -----------------
Licensee under Section 2 and any resulting Object Code.

               (g)  "Object Code" shall mean the computer executable
                    -----------
embodiment of any computer code for any software (including the Software), which is derived from the Source Code by a process generally known as "compilation" or any other process that translates the Source Code or some intermediate code derived from the Source Code into a form that can be executed by a computer.

               (h)  "Proprietary Rights" shall mean all rights held by a party
                     ------------------
in its software (including without limitation Source Code and Object Code) and its Confidential Information, including, but not limited to, patents, copyrights, authors' rights, trademarks, tradenames, know-how and trade secrets, irrespective of whether such rights arise under U.S. or international intellectual property, unfair competition or trade secret laws.

              (i)   "Software" shall mean all Object Code and Source Code
                     --------
relevant to the HearMe Technology, as specified on Exhibit A.
                                                   ---------
               (j)  "Software Source Code" shall mean the Source Code of the
                     --------------------
Software.

               (k)  "Source Code" shall mean the human readable embodiment of
                     -----------
software computer code, which must be translated by a process generally known as "compilation" into Object Code before such software can be executed by a computer.

         2.    License.
               -------

               (a)  Grant of License. Subject to the terms and conditions of
                    ----------------
this Agreement, Licensor hereby grants to Licensee a worldwide, transferable, sublicensable, non-exclusive, fully-paid, royalty-free perpetual license to the HearMe Technology, including without limitation the right to use, copy, modify, publicly display, publicly perform, market, create modifications to, create derivative works based on, and incorporate into other products the HearMe Technology or any part or portion thereof. Without in any way limiting the generality of the foregoing, the license granted hereunder specifically includes the rights to:

                    (i) use, copy, modify, publicly display, publicly perform, market, create modifications to, create derivative works based on, and incorporate into other products the Software;

                    (ii) distribute and sublicense the Software and the Documentation to End Users.

                    (iii) distribute and sublicense the Software to employees, independent contractors or other agents, and grant them access to the HearMe Technology and the Documentation.

                    (iv) use, copy, modify, publicly display, publicly perform, market, create modifications to, create derivative works based on, and incorporate into other products the Documentation; and

                    (v) use, copy, modify, display, create modifications to, make derivative works from and incorporate into other products the Source Code of the Software to create Modified Software.

               (b)  Import and Export Requirements. Licensee shall not export,
                    ------------------------------
directly or indirectly, any HearMe Technology, Documentation or related information without first obtaining all required licenses and approvals from the appropriate government agencies.

               (c)  No Support. Licensee acknowledges that Licensor shall have
                    ----------
no maintenance or support obligations with respect to this Agreement or the Software or Source Code licensed hereunder.

               (d)  Restrictions on License. Licensee acknowledges the existence
                    -----------------------
of the Third Party Licenses (as defined in the Purchase Agreement) and that the license grant set forth in this Section 2 is subject to and limited by such Third Party Licenses, except that Licensor represents and warrants that none of the Third Party Licenses restrict the use of the HearMe Technology in the United States in connection with conducting the Business in the English language. Licensee shall have no rights or obligations under the Third Party Licenses, and the Technology Licensees (as defined in the Asset Purchase Agreement) shall not be deemed or construed as third party beneficiaries in any fashion under this Agreement.

               (e)  Patent License. The parties have entered into a nonexclusive
                    --------------
patent license agreement of even date herewith (the "Patent License"). Except as
                                                     -------------
set forth below in Section 4(f), nothing in this Agreement shall be construed to grant any rights to, or impose any obligations on, any party with respect to any of the Patent Rights (as defined in the Patent License), and any provisions to the contrary in this agreement shall not apply with respect to such Patent Rights.

         3. Delivery. Within two (2) days of the Effective Date, Licensor will
            --------
deliver to Licensee (i) two copies (2) of the Software stored electronically on magnetic media, (ii) two (2) copies of the Software in hardcopy format and (iii) two electronic copies of any Documentation (if available) and (iv) two (2) copies of any Documentation in hardcopy format.

         4. Representations and Warranties. Licensor hereby represents and
            ------------------------------
warrants that as of the Effective Date:

            (a) Licensor is the owner or licensee of any and all intellectual and other property and rights relating to the HearMe Technology, and possesses sufficient rights in such property and authority to permit Licensor to grant the licenses and carry out its obligations hereunder;

            (b) To Licensor's knowledge, the HearMe Technology is not subject to or involved in any litigation and are not the subject of a governmental investigation;

            (c) The HearMe Technology does not violate or infringe any U.S. copyright or trade secret, or, to Licensor's knowledge, U.S. patent, of any third party;

            (d) To Licensor's knowledge, the HearMe Technology is free of any computer virus, "time bomb", "trap door" or any other similar harmful, malicious or hidden program or data, and

            (e) Except as otherwise set forth in Section 2(d), Licensor has not entered into and is not bound by any agreements of any kind inconsistent with or contrary to this Agreement and has not granted any rights in the HearMe Technology to any third party that are inconsistent with or would be violated by the provisions or intent of this Agreement or that are inconsistent with the rights in the HearMe Technology granted to Licensee under this Agreement, including without limitation granting any exclusive licenses to the HearMe Technology that would prohibit in any way Licensee's exploitation of the HearMe Technology in the provision of gaming and advertising services.

            (f) Licensor is the sole owner of the Patent Rights;

     The representations and warranties of Licensor contained in this
Section 4 shall survive the Effective Date and terminate on the first anniversary of the Effective Date.

         5. Disclaimer of Warranties. OTHER THAN THE LIMITED WARRANTIES
            ------------------------
SPECIFICALLY SET FORTH IN SECTION 4 ABOVE, LICENSOR HEREBY DISCLAIMS ALL WARRANTIES WITH RESPECT TO THE SOURCE CODE THE SOFTWARE AND DOCUMENTATION, WHETHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NONINFRINGEMENT.

         6. Ownership. As between Licensor and Licensee, the HearMe Technology
            ---------
is and shall remain the exclusive property of Licensor. Nothing herein shall be construed to require Licensor to provide or license to Licensee any upgrades, updates, or derivative works of or to the HearMe Technology. As between Licensor and Licensee, the Modified Software shall be the exclusive property of Licensee, subject to the license grants hereunder and Licensor's Proprietary Rights in the Software, and Licensor hereby assigns to Licensee all of Licensor's right, title and interest in the Modified Software, including all Proprietary Rights therein or any other rights necessary for Licensee to exploit, sublicense or modify any Modified Software. Licensor shall perform all acts and sign all documents necessary or appropriate to secure in Licensee all ownership rights, including all Proprietary Rights, in such Modified Software.

         7.       Confidentiality.
                  ---------------

                  (a) Nondisclosure. Each party shall treat as confidential all
                      -------------
Confidential Information, shall not use such Confidential Information except as set forth in this Agreement, and shall use reasonable efforts not to disclose such Confidential Information to any third party except as such may be specifically authorized herein. Without limiting the foregoing, each party hall use at least the same degree of care which it uses to prevent the disclosure of its own confidential information of like importance to prevent the disclosure of Confidential Information. Each party shall promptly notify the other party of any actual or suspected misuse or unauthorized disclosure of any of the Confidential Information.

                  (b) Exceptions. Notwithstanding the above, each party shall
                      ----------
not be liable to the other party with regard to any Confidential Information of the other which the receiving party can prove: (i) was in the public domain at the time it was disclosed or has entered the public domain through no fault of Licensee; (ii) was known to the receiving party, without restriction, at the time of disclosure, as demonstrated by files in existence at the time of disclosure; (iii) is disclosed with the prior written approval of the disclosing party; (iv) was independently developed by the receiving party without any use of the Confidential Information and by employees of the receiving party who did not have access to the Confidential Information, as demonstrated by files created at the time of such independent development; (v) becomes known to the receiving party , without restriction, from a source other than the disclosing party without breach of this Agreement by the receiving party and otherwise not in violation of the disclosing party's rights; (vi) is disclosed generally to third parties by the disclosing party without restrictions similar to those contained in this Agreement; or (vii) is disclosed pursuant to the order or requirement of a court, administrative agency, or other governmental body; provided, however, that the receiving party shall provide prompt notice thereof to the disclosing party to enable the disclosing party to seek a protective order or otherwise prevent or restrict such disclosure.

                  (c) Return of Confidential Information. Upon expiration or
                      ----------------------------------
termination of this Agreement, each party shall return all Confidential Information received from the other party.

                  (d) Remedies. Any breach of the restrictions contained in this
                      --------
Section 6 is a breach of this Agreement which may cause irreparable harm to the non-breaching party. Any such breach shall entitle the non-breaching party to injunctive relief in addition to all legal remedies.

                  (e) Confidentiality of Agreement. Each party shall be entitled
                      ----------------------------
to disclose the existence of this Agreement, but agrees that the terms and conditions of this Agreement shall be treated as Confidential Information and shall not be disclosed to any third party; provided, however, that each party may disclose the terms and conditions of this Agreement: (i) as required by any court or other governmental body; (ii) as otherwise required by law; (iii) to legal counsel of the parties; (iv) in confidence, to accountants, banks, and financing sources and their advisors; (v) in connection with the enforcement of this Agreement or rights under this Agreement; or (vi) in confidence, in connection with an actual or proposed merger, acquisition, or similar transaction.

         8.       Term and Termination. This Agreement shall continue in full
                  --------------------
force and effect from the Effective Date unless earlier terminated by Licensee by written notice to Licensor. Licensor acknowledges and agrees that Licensor's sole remedy for breach of this Agreement by Licensee shall be an action for damages, and not termination of the license granted hereunder. In no event shall Licensor have the right to terminate this Agreement or the perpetual license granted hereunder. If this Agreement is terminated by Licensee, then Licensee's rights under the license set forth in Section 2 shall immediately terminate. The provisions of Sections 4, 5, 6, 7, 8, 9 and 10 of this Agreement shall survive any termination of this Agreement.

         9.       Limitation of Liability. IN NO EVENT SHALL LICENSOR BE LIABLE
                  -----------------------
FOR COSTS OF PROCUREMENT OF SUBSTITUTE PRODUCTS OR SERVICES, LOST PROFITS, LOSS OF DATA OR ANY CONSEQUENTIAL, SPECIAL, INCIDENTAL, OR INDIRECT DAMAGES, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY (INCLUDING TORT OR STRICT LIABILITY), ARISING OUT OF THIS AGREEMENT. Except to the extent that such liability is to be paid by an assignee of Licensor's rights and obligations under this Agreement, the liability of either party hereunder shall be subject to the limitations of, and shall be payable in the manner set forth in, Section 9.3(d) of the Purchase Agreement.

         10.      Mutual Indemnification. Each party shall indemnify, defend and
                  ----------------------
hold harmless the other party and its respective officers, directors and employees from any and all third party claims, suits and proceedings and all resulting damages, penalties, liabilities, costs and expenses, including reasonable legal fees and expenses, arising out of or relating the breach of any warranty, representation or covenant in this Agreement. Each party shall give the other party prompt written notice of any claim, action or demand for which indemnity is claimed. Each party agrees to reasonably cooperate with the other party with the defense and/or settlement of any such claim and to permit the indemnifying party sole control over the investigation, defense and settlement of such claim; provided that, if any settlement requires an affirmative obligation of, results in any ongoing liability to or prejudices or detrimentally impacts a party in any way and such obligation, liability, prejudice or impact can reasonably be expected to be material, then such settlement shall require the other party's written consent (not to be unreasonably withheld or delayed) and the indemnified party may, at its own expense, have its own counsel in attendance at all proceedings and substantive negotiations relating to such claim.

         11.      Miscellaneous.
                  -------------

                  (a) Amendments and Waivers. Any term of this Agreement may be
                      ----------------------
amended or waived only with the written consent of the parties or their respective permitted successors and assigns. Any amendment or waiver effected in accordance with this Section 11(a) shall be binding upon the parties and their respective successors and assigns.

                  (b) Successors and Assigns. Neither party shall assign any of
                      ----------------------
its rights, obligations or privileges (by operation of law or otherwise) hereunder without the prior written consent of the other party; provided,
                                                                --------
however, that such rights, obligations or privileges may be assigned (i) without
-------
such consent in connection with any merger, consolidation, sale of all or substantially all of such party's assets that are the subject of this Agreement or any other transaction in which more than fifty percent (50%) of such party's voting securities are transferred or (ii) by Licensor to the acquiror of all or substantially all of the HearMe Technology, provided that in each such case the assignee assumes in writing all obligations hereunder. All terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted transferees, successors and assigns.

                  (c) Governing Law. This Agreement and all acts and
                      -------------
transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

                  (d) Counterparts. This Agreement may be executed in two or
                      ------------
more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

                  (e) Titles and Subtitles. The titles and subtitles used in
                      --------------------
this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                  (f) Notices. Any notice required or permitted by this
                      -------
Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or forty-eight (48) hours after being deposited in the regular mail as certified or registered mail (airmail if sent internationally) with postage prepaid, if such notice is addressed to the party to be notified at such party's address or facsimile number as set forth below, or as subsequently modified by written notice.

                  (g) Severability. If one or more provisions of this Agreement
                      ------------
are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

                  (h) Independent Contractor. Neither party shall, for any
                      ----------------------
purpose, be deemed to be an agent of the other party and the relationship between the parties shall only be that of independent contractors. Neither party shall have any right or authority to assume or create any obligations or to make any representations or warranties on behalf of any other party, whether express or implied, or to bind the other party in any respect whatsoever.

                  (i) Force Majeure. In the event that either party is prevented
                      -------------
from performing or is unable to perform any of its obligations under this Agreement due to any Act of God, fire, casualty, flood, earthquake, war, strike, lockout, epidemic, destruction of production facilities, riot, insurrection, material unavailability, or any other cause beyond the reasonable control of the party invoking this section, and if such party shall have used its best efforts to mitigate its effects, such party shall give prompt written notice to the other party, its performance shall be excused, and the time for the performance shall be extended for the period of delay or inability to perform due to such occurrences.

                  (j) Entire Agreement. This Agreement is product of both of the
                      ----------------
parties hereto, and, together with the Purchase Agreement, constitutes the entire agreement between such parties pertaining to the subject matter hereof, merges all prior negotiations and drafts of the parties with regard to the transactions contemplated herein. Any and all other written or oral agreements existing between the parties hereto regarding such transactions are expressly canceled.

                           [SIGNATURE PAGE FOLLOWS]

         The parties have executed this Agreement as of the date first set forth above.

"LICENSOR"                                                    "LICENSEE"
HEARME   GAMESPY INDUSTRIES, INC.


By:  /s/ Robert Csongor                          By:  /s/ Mark Surfas
     ----------------------                           --------------------------

Name: Robert Csongor                             Name:  Mark Surfas
      ---------------------                             ------------------------

Title:  CEO                                      Title:   President and CEO
        -------------------                               ----------------------

         EXHIBIT A *










*  Material has been omitted pursuant to request for confidential treatment

*  Material has been omitted pursuant to request for confidential treatment

                                   EXHIBIT F
                                   ---------

                            FORM OF PROMISSORY NOTE

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

                                PROMISSORY NOTE
                                ---------------
$______________                                               January 19, 2001
(subject to adjustment)                                       Irvine, California

     For value received, GameSpy Industries, Inc., a California corporation (the "Company"), promises to pay to HearMe, a Delaware corporation (the "Holder"),
 -------                                                            ------
the sum of $1,500,000 (the "Initial Amount") plus __________(the "Additional
                            --------------                        ----------
Amount") (the Initial Amount and the Additional Amount, collectively, the
------
"Principal Amount"). Interest shall accrue from the date of this Note on the
 ----------------
unpaid Principal Amount at a rate equal to six and one-tenth percent (6.10%) per annum. This Note is issued pursuant to the Asset Purchase Agreement by and between the Company and the Holder dated December 18, 2000 (the "Purchase
                                                                 --------
Agreement") and is subject to the following terms and conditions.
---------

     1.   Maturity. The Principal Amount and any accrued but unpaid interest
          --------
under this Note shall be due and payable upon demand by the Holder at any time after the date that is six months following the date of issuance of this Note (the "Maturity Date"). Notwithstanding the foregoing, the Principal Amount,
      -------------
together with accrued and unpaid interest thereon, shall become immediately due and payable upon the insolvency of the Company, the commission of any act of bankruptcy by the Company, the execution by the Company of a general assignment for the benefit of creditors, the filing by or against the Company of a petition in bankruptcy or any petition for relief under the federal bankruptcy act or the continuation of such petition without dismissal for a period of ninety (90) days or more, or the appointment of a receiver or trustee to take possession of the property or assets of the Company.

     2.   Collection of Accounts Receivable. The parties acknowledge and agree
          ---------------------------------
that pursuant to the Purchase Agreement, the Company has assumed the accounts receivable of the Business (as defined in the Purchase Agreement) (the "Receivables"). The Company agrees to use commercially reasonable efforts to
 -----------
collect the Receivables prior to the Maturity Date, and the Holder may, in its sole discretion, assist in such collection effort in such manner as may be reasonably acceptable to the Company. In the event that, as of the Maturity Date, the Company shall have collected Receivables amounting to less than the Additional Amount, then the Principal Amount shall be reduced by the amount the Additional Amount exceeds the amount of Receivables collected by the Company; provided, however, that in no event shall the
                          --------  -------
Additional Amount be less than 2,416,879.64. At the Holder's expense, the Holder shall have the right to designate independent accountants to perform one audit of the Company's records during regular business hours with respect to compliance with this Section 2; provided, however, that the Company shall bear
                                --------  -------
such expense in the event that such audit reports an underpayment of at least
5%.

     3.   Payment. All payments shall be made in lawful money of the United
          -------
States of America at such place as the Holder hereof may from time to time designate in writing to the Company. Payment shall be credited first to the accrued interest then due and payable and the remainder applied to the Principal Amount. Prepayment of this Note may be made at any time without penalty.

     4.   Transfer; Successors and Assigns. The terms and conditions of this
          --------------------------------
Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. This Note may be transferred only upon surrender of the original Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form reasonably satisfactory to the Company. Thereupon, a new note for the Principal Amount and interest will be issued to, and registered in the name of, the transferee. Interest and the Principal Amount are payable only to the registered holder of this Note.

     5.   Governing Law. This Note and all acts and transactions pursuant hereto
          -------------
and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

     6.   Notices. Any notice required or permitted by this Note shall be in
          -------
writing and shall be deemed sufficient upon delivery, when delivered personally or by a nationally-recognized delivery service (such as Federal Express or UPS), or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed to the party to be notified at such party's address as set forth below or as subsequently modified by written notice.

     7.   Amendments and Waivers. Any term of this Note may be amended only with
          ----------------------
the written consent of the Company and the Holder. Any amendment or waiver effected in accordance with this Section 6 shall be binding upon the Company, the Holder and each transferee of the Note.

     8.   Officers and Directors Not Liable. In no event shall any officer or
          ---------------------------------
director of the Company be liable for any amounts due or payable pursuant to this Note.

     9.   Action to Collect on Note. If action is instituted to collect on this
          -------------------------
Note, the Company promises to pay all costs and expenses, including reasonable attorney's fees, incurred in connection with such action.


                                                 COMPANY:

                                                 GAMESPY INDUSTRIES, INC.

                                                 By: /s/ Mark Surfas
                                                     ---------------------------

                                                 Name: Mark Surfas
                                                       -------------------------
                                                                 (print)
                                                 Title: President and CEO

                                                 Address: 18002 Sky Park Circle
                                                          Irvine, CA 92614


AGREED TO AND ACCEPTED:

     HEARME

By: /s/ Robert Csongor
    ----------------------------

Name: Robert A. Csongor
      --------------------------
                    (print)
Title: Chief Executive Officer
       -------------------------

Address: 685 Clyde Avenue
         Mountain View, CA 94043

                                   EXHIBIT G
                                   ---------

                                 BILL OF SALE

                                 BILL OF SALE
                                 ------------

     This Bill of Sale ("Agreement") is made as of January 19, 2001 by and
                         ---------
between HearMe, a corporation organized under the laws of Delaware ("Seller"),
                                                                     ------
and, GameSpy Industries, Inc., a corporation organized under the laws of California (the "Buyer").
                 -----

     1.   Definitions. Unless specifically designated otherwise, capitalized
          -----------
terms used in this Agreement shall have the meanings given them in the Asset Purchase Agreement between Seller and Buyer dated as of December 18, 2000 (the "Purchase Agreement").
 ------------------

     2.   Sale of Assets. Pursuant to the Purchase Agreement, Seller, for good
          --------------
and valuable consideration, the receipt of which is hereby acknowledged, hereby unconditionally and irrevocably sells, assigns, grants, conveys and delivers to Buyer the Assets (as defined in the Purchase Agreement).

     3.   Miscellaneous.
          -------------

          (a) Seller and Buyer hereby agree that they will, from time to time, execute and deliver such further instruments of conveyance and transfer as may be reasonably required to implement and effectuate the sale of the Assets pursuant to the Purchase Agreement.

          (b) This Agreement has been executed to implement the Purchase Agreement and nothing contained herein shall be deemed or construed to impair or alter any of the provisions of the Purchase Agreement.

          (c) This Agreement is executed and delivered in, and shall be construed and enforced in accordance with the domestic laws of the State of California, and shall be binding upon and shall inure to the benefit of the respective successors and assigns of the parties to this Agreement.

          (d) This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

          (e) The terms of this Agreement may only be modified by a written agreement duly signed by persons authorized to sign agreements on behalf of the parties hereto.

          (f) Seller hereby represents and warrants that (i) the Assets are free and clear of any Encumbrance and (ii) it has good and marketable title to the Assets, and no agreements or understandings exist which limit or restrict the right of Seller to transfer the Assets to Buyer.

                             Signature pages follow.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                                                 "BUYER"

                                                 GAMESPY INDUSTRIES, INC.



                                                 By: /s/ Mark Surfas
                                                     ---------------------------

                                                 Title: President and CEO
                                                        ------------------------



                                                 "SELLER"

                                                 HEARME

                                                 By: /s/ Robert Csongor
                                                     ---------------------------

                                                 Title: Chief Executive Officer
                                                        ------------------------

                                   EXHIBIT H
                                   ---------

                      FORM OF OPINION OF COUNSEL TO BUYER

January __, 2001


HearMe
685 Clyde Avenue
Mountain View, California 94043

Ladies and Gentlemen:

               We have acted as special counsel to GameSpy Industries, Inc., a California corporation (the "Company"), in connection with the transactions contemplated by the Asset Purchase Agreement, dated as of December 18, 2000 (the "Asset Purchase Agreement"), by and between the Company and HearMe, a Delaware corporation. We are providing this opinion to you at the request of the Company pursuant to Section 7.6 of the Asset Purchase Agreement. Except as otherwise indicated, capitalized terms used in this opinion and defined in the Asset Purchase Agreement will have the meanings given in the Asset Purchase Agreement.

               In our capacity as such counsel, we have examined originals or copies of those corporate and other records and documents we considered appropriate. As to relevant factual matters, we have relied upon, among other things, the Company's factual representations in the Asset Purchase Agreement and factual representations in a certificate of the Company dated January __, 2001. In addition, we have obtained and relied upon those certificates of public officials we considered appropriate.

               We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with originals of all documents submitted to us as copies. To the extent the Company's obligations depend on the enforceability of the Asset Purchase Agreement against the other parties to the Asset Purchase Agreement, we have assumed that the Asset Purchase Agreement is enforceable against such other parties.

               On the basis of such examination, our reliance upon the assumptions in this opinion and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications in this opinion, we are of the opinion that:

               1. The Company has been duly incorporated, organized and is validly existing in good standing under the laws of the State of California, with corporate power to carry on its on-line gaming business, to enter into the Asset Purchase Agreement, and to perform its obligations under the Asset Purchase Agreement.

               2. The execution, delivery and performance of the Asset Purchase Agreement have been duly authorized by all necessary corporate action on the part of the Company, and the Asset Purchase Agreement has been duly executed and delivered by the Company.

               3. The execution and delivery by the Company of the Asset Purchase Agreement do not, and the Company's performance of its obligations under the Asset Purchase Agreement will not (i) violate the Company's Second Amended and Restated Articles of Incorporation or Bylaws or (ii) to our knowledge, breach or otherwise violate any existing obligation of or restriction on the Company under any order, judgment or decree of any California or federal court or governmental authority binding on the Company.

               4. The execution and delivery by the Company of the Asset Agreement do not, and the Company's performance of its obligations under the Asset Purchase Agreement will not, violate any current California or federal statute, rule or regulation that we have, in the exercise of customary professional diligence, recognized as applicable to the Company or to transactions of the type contemplated by the Asset Purchase Agreement.

               5. To our knowledge, there is no action, suit or proceeding pending or threatened against the Company before any court, arbitrator or governmental agency which seeks to affect the enforceability of the Asset Purchase Agreement or which seeks to challenge or materially delay the transactions contemplated by the Asset Purchase Agreement. We call your attention to the fact that our engagement is limited to matters as to which we are consulted.

               6. The authorized capital stock of the Company consists of 30,000,000 shares of common stock of the Company, par value $0.0001 ("Common Stock"), 17,671,064 shares of which are issued and outstanding, immediately prior to the Closing, and 1,500,000 shares of preferred stock of the Company, par value $0.0001 ("Preferred Stock"), 907,992 shares of which have been designated as Series A Preferred Stock, of which 907,992 are issued and outstanding. The outstanding shares of the capital stock of the Company have been duly authorized by all necessary corporate action on the part of the Company and are validly issued, fully paid, and non-assessable. The Company has reserved 907,992 shares of Common Stock for issuance upon conversion of Preferred Stock, and 5,050,000 shares of Common Stock for issuance under the Company's 1999 Stock Option Plan (the "Plan").
                                       ----

               7.   Except pursuant to the Plan and as provided for in Section
2.3 of the Investors' Rights Agreement, to our knowledge, the authorized but unissued shares of capital stock of Company are not subject to any warrants, options, rights or commitments granted by the Company, and the Company is not obligated to issue, purchase or redeem any shares of the Company's capital stock.

               8. Assuming the accuracy of your representations in Article IV of the Asset Purchase Agreement, it is not necessary in connection with the sale of shares of Common Stock of the Company under the circumstances contemplated by the Asset Purchase Agreement to register such Common Stock under the Securities Act of 1933, as amended, or to qualify the offer or sale of such Common Stock under the California Corporate Securities Law. We express no opinion as to the securities laws of any other state.

          For purposes of the opinions expressed in paragraphs 3 and 4, we have assumed that the Company will not in the future take any discretionary action (including a decision not to act) permitted by the Asset Purchase Agreement that would cause the performance of the Asset Purchase Agreement to violate any California or federal statute, rule or regulation or constitute a violation or breach of or default under any orders, judgments or decrees referred to in clause (ii) of paragraph 3 or require an order, consent, permit or approval to be obtained from a California or federal governmental authority.

          Our use of the terms "known to us," "to our knowledge," or similar phrases to qualify a statement in this opinion means that those attorneys in this firm who have given substantive attention to the representation described in the introductory paragraph of this opinion do not have current actual knowledge that the statement is inaccurate. Such terms do not include any knowledge of other attorneys within our firm (regardless of whether they have represented or are representing the Company in connection with any other matter) or any constructive or imputed notice of any matters or items of information. We have not undertaken any independent investigation to determine the accuracy of the statement, and any limited inquiry undertaken by us during the preparation of this opinion letter should not be regarded as such an investigation. No inference as to our knowledge of any matters bearing on the accuracy of any such statement should be drawn from the fact of our representation of the Company in connection with this opinion letter or in other matters.

          The law covered by this opinion is limited to the present federal securities laws and the present laws of the State of California. We express no opinion as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction.

          This opinion is furnished by us as special counsel for the Company and may be relied upon by you only in connection with the Asset Purchase Agreement. It may not be used or relied upon by you for any other purpose or by any other person, nor may copies be delivered to any other person, without in each instance our prior written consent. This opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to our attention, or any changes in laws which may hereafter occur.

                                                 Respectfully submitted,

                                    EXHIBIT I
                                    ---------

                      FORM OF OPINION OF COUNSEL TO SELLER

                                VLG LETTERHEAD

                                January 19, 2001

GameSpy Industries, Inc.
18002 Sky Park Circle
Irvine, California  92614
Attn:  Chief Executive Officer

Ladies and Gentlemen:

         We have acted as counsel for HearMe, a Delaware corporation (the "Seller"), in connection with the sale by the Seller to you of certain assets
 ------
related to the Business pursuant to the Asset Purchase Agreement (the "Asset
                                                                       -----
Purchase Agreement") dated as of December 18, 2000 by and between Seller and
------------------
GameSpy Industries, Inc. (the "Buyer"). Unless defined herein, capitalized terms
                               -----
have the meaning given them in the Asset Purchase Agreement.

         In rendering this opinion, we have examined such matters of law as we considered necessary for the purpose of rendering this opinion. As to matters of fact material to the opinions expressed herein, we have relied upon the representations and warranties as to factual matters contained in and made by the Seller pursuant to the Asset Purchase Agreement and the Opinion Certificate (defined below) and upon certificates and statements of government officials and officers of the Seller. In addition, we have examined originals or copies of documents, corporate records and other writings, which we consider relevant for the purposes of this opinion. In such examination, we have assumed that the signatures on documents and instruments examined by us are authentic, that each document is what it purports to be, and that all documents submitted to us as copies or facsimiles conform with the originals, which facts we have not independently verified.

         In making our examination of documents executed by entities other than the Seller, we have further assumed (i) that each such entity had the power to enter into and perform all of its obligations thereunder, (ii) the due authorization by each such entity of all requisite actions, (iii) the due execution and delivery of such documents by each such entity, (iv) the enforceability and binding nature of the obligations of such entities under such documents, and (v) that there are no facts or circumstances relating to such entities that might prevent the Buyer from enforcing any of the rights to which this opinion relates. We have also assumed that there are no extrinsic agreements or understandings among the parties to the Asset Purchase Agreement that would modify or interpret the terms of the Asset Purchase Agreement or the respective rights or obligations of the parties thereunder.

         As used in this opinion, the expression "to our knowledge" or "known to
                                                  ----------------      --------
us" with reference to matters of fact refers to the current actual knowledge of
--
attorneys within the firm principally responsible for handling current matters for the Seller. Except to the extent expressly set forth herein we have not undertaken any independent investigation to determine the existence or absence of any other facts, and no inference as to our knowledge of the existence or absence of any such facts should be drawn from our representation of the Seller or the rendering of the opinions set forth below.

         Where statements in this opinion are qualified by the term "material"
                                                                     --------
or "materially," those statements involve judgments and opinions as to the
    ----------
materiality or lack of materiality of any matter to the Seller or its business, assets, prospects, results of operations or financial condition that are entirely those of the Seller and its officers, after having been advised by us as to the legal effect and consequences of such matters. Such opinions and judgments are not known to us to be incorrect.

         We express no opinion as to matters governed by any laws other than the laws of the State of California, the Delaware General Corporation Law and the federal law of the United States of America. We express no opinion as to whether the laws of any particular jurisdiction apply, and no opinion to the extent that the laws of any jurisdiction other than those identified above are applicable to the Asset Purchase Agreement or the transactions contemplated thereby.

         In rendering the opinion set forth in paragraph (1) below as to the good standing of the Seller, we have relied exclusively on certificates of public officials, although we have not obtained tax good standing certificates and no opinion is provided with respect to tax good standing.

         In rendering the opinion in paragraph (4) relating to violations of federal, California or Delaware General Corporation laws, rules or regulations applicable to the Seller, such opinion is limited to such laws, rules or regulations that in our experience are typically applicable to a transaction of the nature contemplated by the Asset Purchase Agreement.

         In rendering the opinion expressed in paragraph (5) below, please note that we have not conducted a docket search in any jurisdiction with respect to litigation that may be pending against the Seller or any of its officers or directors, nor have we undertaken any further inquiry whatsoever.

         With respect to our opinions in paragraphs (2), (3) and (4) below, please note that we express no opinion as to whether the Asset Purchase Agreement or the transactions contemplated thereby require the approval of the Seller's stockholders under applicable Delaware law. In this regard, we note that the Seller has retained Richards, Layton & Finger as its counsel with respect to the laws of the State of Delaware as they may relate to the need for such stockholder approval. A copy of the legal opinion rendered by Richards, Layton & Finger in this matter is attached hereto as Exhibit A. Because the
                                                     ---------
selection of Richards, Layton & Finger was made solely by the Seller, we express no opinion as to whether such selection is reasonable or justified, nor do we assume responsibility for such selection.

         In addition to the foregoing, the opinions expressed below are specifically subject to the following limitations, exceptions, qualifications and assumptions:

         (i) We express no opinion as to the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting the relief of debtors or the rights and remedies of creditors generally, including without limitation the effect of statutory or other law regarding fraudulent conveyances, preferential transfers and equitable subordination.

         (ii) We express no opinion as to the effect of Section 1670.5 of the California Civil Code or any other California law, federal law or equitable principle which provides that a court may refuse to enforce, or may limit the application of, a contract or any clause thereof which the court finds to have been unconscionable at the time it was made or contrary to public policy.

         (iii) We express no opinion as to compliance with any federal or state antitrust statutes, rules or regulations, including without limitation the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

         Based upon and subject to the foregoing and except as set forth in the Asset Purchase Agreement or the Seller Disclosure Schedule delivered in connection therewith, we are of the opinion that:

         1. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as it is now being conducted.

         2. Seller has the corporate power and authority to enter into the Asset Purchase Agreement and to carry out its obligations thereunder. The execution and delivery of the Asset Purchase Agreement and the consummation of the transactions contemplated therein have been duly authorized by the board of directors of Seller, and no other corporate proceedings are necessary to authorize the Asset Purchase Agreement.

         3. The Asset Purchase Agreement has been duly executed and delivered by Seller.

         4. The execution and delivery of the Asset Purchase Agreement by Seller and the performance by Seller of its obligations as set forth therein do not:
(a) conflict with, violate or breach any provision of Seller's Certificate of Incorporation or Bylaws, each as amended to date, or (b) to our knowledge violate or contravene: (i) any order, writ, judgment, injunction, decree or determination of award which has been entered against Seller or (ii) any statute, rule or regulation of any governmental body applicable to Seller.

         5. To our knowledge, there is no action, suit, proceeding, claim or investigation pending or threatened against Seller which challenges or seeks to prevent, enjoin, alter or materially delay any of the transactions contemplated in the Asset Purchase Agreement.

         This opinion is rendered as of the date first written above solely for your benefit in connection with the Asset Purchase Agreement and may not be relied on by, nor may copies be delivered to, any other person without our prior written consent. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Seller. We assume no obligation to inform you of any facts, circumstances, events or changes in the law that may hereafter be brought to our attention that may alter, affect or modify the opinions expressed herein.

                                               VENTURE LAW GROUP,
                                               A Professional Corporation

JYS